(Exhibit 10.16)

EXECUTION COPY

__________

STOCK PURCHASE AGREEMENT

by and among

THE SHAREHOLDERS OF DESCAP SECURITIES, INC.

 LISTED ON THE SIGNATURE PAGE HERETO

and

FIRST ALBANY COMPANIES INC.

__________

Dated as of February 18, 2004

NY1:#3361848

TABLE OF CONTENTS

Page

1.1

Purchase and Sale

1.2

Purchase Price

1.3

Closing

1.4

Adjustment to Closing Purchase Price.

1.5

Additional Consideration.

1.6

Put and Call Rights.

Article II. (A) REPRESENTATIONS AND WARRANTIES OF SELLERS

2.1

Authority; Validity; Ownership of Shares

2.2

Acquisition of FAC Stock; Accredited Investors.

ARTICLE II.  (B) REPRESENTATIONS AND WARRANTIES OF CONTROLLING SHAREHOLDERS

2.3

Corporate Existence of Descap

2.4

Capital Stock

2.5

Subsidiaries

2.6

Non-Contravention

2.7

Consents

2.8

Compliance with Applicable Law

2.9

Litigation

2.10

Contracts; Licenses.

2.11

Employee Benefits.

2.12

Business Records

2.13

Financial Statements

2.14

No Undisclosed Liabilities

2.15

Absence of Changes

2.16

Intellectual Property Rights

2.17

Real Property

2.18

Tangible Personal Property

2.19

Taxes.

2.20

Affiliate Transactions.

2.21

Insurance

2.22

Regulatory Matters.

2.23

Employee Matters

2.24

Significant Clients; Inventory.

2.25

No Powers of Attorney

2.26

Accounts Receivable

2.27

Brokers

2.28

Disclosure

Article III. REPRESENTATIONS AND WARRANTIES OF BUYER

3.1

Authorization

3.2

Authorization and Validity of Agreement

3.3

Non-Contravention

3.4

Consents

3.5

SEC Reports

3.6

No Undisclosed Liabilities

3.7

Capital Stock

3.8

Brokers

3.9

Financing

Article IV. CONDITIONS TO CLOSING

4.1

Conditions to Buyer's Obligations

4.2

Conditions to Sellers' Obligations

Article V. COVENANTS

5.1

Confidentiality and Publicity.

5.2

Access and Information.

5.3

Further Assurances.

5.4

Efforts of Parties to Close

5.5

Consents and Approvals

5.6

Conduct of Business; Certain Restrictions.

5.7

Regulatory Compliance

5.8

Negotiations

5.9

Employee Matters.

5.10

Affiliate Transactions

5.11

Interim Financial Statements

5.12

Notice and Cure.

5.13

NASDAQ Listing.

5.14

Dissolution of Descap Management Inc.

5.15

Lock-Up.

Article VI. INDEMNIFICATION AND CLAIMS

6.1

Survival

6.2

Tax Indemnification.

6.3

Other Indemnification

6.4

Method of Asserting Claims

Article VII. TERMINATION

7.1

Termination.

7.2

Effect of Termination.

Article VIII. DEFINITIONS AND RULES OF CONSTRUCTION

8.1

Definitions

8.2

Rules of Construction

Article IX. MISCELLANEOUS

9.1

Payment of Expenses.

9.2

Business Days.

9.3

Modifications.

9.4

No Waiver.

9.5

Assignment.

9.6

No Third Party Beneficiary.

9.7

Entire Agreement.

9.8

Invalid Provisions.

9.9

No Strict Construction.

9.10

Ambiguities.

9.11

Notices.

9.12

Sellers' Representative

9.13

Governing Law.

9.14

Counterparts.

#

INDEX OF ANNEXES

Annex A

Shareholding of each Seller; Closing Consideration to each Seller

Annex B

Reference Balance Sheet

Annex C

Form of Operating Agreement

Annex D

Form of Investment Representation Letter

Annex E

Form of Representation Letter

Annex F

Form of Employment Agreement

Annex G-1

Form of Certificate of Sellers

Annex G-2

Form of Secretary's Certificate of Descap

Annex H-1

Form of Officer's Certificate of Buyer

Annex H-2

Form of Secretary's Certificate of Buyer

Annex I

Form of Registration Rights Agreement

Annex J

Sellers' Accounts

#

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of February 18, 2004, is made and entered into by and among the shareholders listed on the signature page hereto (each a "Seller" and collectively the "Sellers"), and FIRST ALBANY COMPANIES INC., a New York corporation ("Buyer").

PRELIMINARY STATEMENTS

As of the date hereof, Sellers collectively own one hundred seventy five thousand five hundred (175,500) shares of Class A Common Stock, par value $.001 per share, of Descap Securities, Inc., a New York corporation ("Descap") and five thousand six hundred (5,600) shares of Class B Common Stock, par value $.001 per share, of Descap.  An additional 100 shares of Class B Common Stock (the "Repurchase Shares") are issued and outstanding and will be repurchased by Descap and cancelled immediately prior to the Closing (the "Repurchase").  The number of shares of Class A Common Stock and Class B Common Stock of Descap owned by each Seller on the date hereof is set forth on Annex A.  Immediately prior to the Closing, each of the Sellers will contribute and surrender to Descap the number of shares of Descap indicated on Annex A (the "Contribution") so that after giving effect to the Contribution and the Repurchase, each of the Sellers shall hold the number of shares of Descap indicated on Annex A (such shares being referred to collectively herein as the "Shares") and such Shares shall constitute all of the issued and outstanding shares of capital stock of Descap at the Closing.

Sellers desire to sell, and Buyer desires to purchase, the Shares.

In consideration of the foregoing, and of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I.  SALE OF SHARES

1.1

Purchase and Sale

  On the terms and subject to conditions set forth in this Agreement, Buyer shall purchase from each Seller, and each Seller shall sell to Buyer, the number of Shares held by such Seller immediately prior to Closing set forth opposite its name on Annex A.

1.2

Purchase Price

.  The aggregate purchase price for the Shares to be purchased hereunder shall consist of the following:  (i) $25,000,000 in cash (subject to adjustment in accordance with Section 1.4, the "Cash Payment"); plus (ii) 503,677 shares of FAC Stock (the "FAC Stock Payment"); plus  (iii) the additional amounts payable or deliverable after the Closing pursuant to Section 1.5 (the amounts referred to in clauses (i) and (ii) are referred to herein collectively as the "Closing Purchase Price").  The amount of the Cash Payment and the FAC Stock Payment to be paid and delivered to each Seller is set forth on Annex A.  The Closing Purchase Price shall be paid and delivered at the Closing in accordance with Section 1.3.

1.3

Closing

.  The Closing will take place at the offices of Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, NY 10005, or at such other place as Buyer and Sellers mutually agree, at 10:00 A.M. local time, on the Closing Date.  At the Closing, Buyer will (a) pay to each of the Controlling Shareholders the portion of the Cash Payment set forth opposite such Controlling Shareholder's name on Annex A by wire transfer of immediately available funds to the Controlling Shareholders' accounts set forth on Annex J, (b) pay to each of the other Sellers the portion of the Cash Payment set forth opposite such Seller's name on Annex A by check payable to the order of such Seller and (c) deliver to Sellers certificates representing the FAC Stock Payment.  Simultaneously, each Seller will assign and transfer to Buyer all of such Seller's right, title and interest in and to the Shares then owned by such Seller by delivering to Buyer a certificate or certificates representing such Shares, in genuine and unaltered form, duly endorsed in blank or accompanied by duly executed stock powers endorsed in blank, with requisite stock transfer tax stamps, if any, attached.  At the Closing, there shall also be delivered to Sellers and Buyer the opinions, certificates and other Contracts, documents and instruments to be delivered under Article IV.

1.4

Adjustment to Closing Purchase Price.

(a)

Closing Date Adjustments.  At the Closing, the Cash Payment portion of the Closing Purchase Price shall be adjusted as set forth in this Section 1.4(a).  At least two (2) Business Days but not more than five (5) Business Days prior to the Closing Date, Sellers shall deliver to Buyer an unaudited estimated balance sheet for Descap as of the close of business on the Closing Date (the "Estimated Closing Balance Sheet") which shall (i) set forth Sellers' good faith estimate of Stockholders' Equity (as defined below) (the "Estimated Stockholders' Equity"), (ii) contain the same line item categories as those contained in the form of the balance sheet set forth in Annex B hereto and the balance sheet set forth in the Audited Financial Statements, (iii) be prepared from the Business Records and in accordance with GAAP, as in effect from time to time, applied on a basis consistent with the Financial Statements, and (iv) reflect no write-up of any individual asset of Descap which was included in the Financial Statements and is included in the Estimated Closing Balance Sheet to a book value greater than its book value in the Audited Financial Statements.  If Estimated Stockholders' Equity reflected on the Estimated Closing Balance Sheet is less than Minimum Stockholders' Equity (as defined below), the Cash Payment portion of the Closing Purchase Price payable to Sellers at the Closing shall be reduced pro rata amongst the Sellers by an amount equal to such deficiency.  If Estimated Stockholders' Equity reflected on the Estimated Closing Balance Sheet is greater than Minimum Stockholders' Equity, the Cash Payment portion of the Closing Purchase Price payable to Sellers at the Closing shall be increased pro rata amongst the Sellers by an amount equal to such excess.  For purposes of this Article I:

"Stockholders' Equity" means total assets of Descap less total liabilities of Descap, as set forth on the Estimated Closing Balance Sheet and the Actual Closing Balance Sheet.

"Minimum Stockholders' Equity" means $9,200,000.

(b)

Post-Closing Adjustments.  As soon as practicable, but in no event later than sixty (60) days after the Closing Date, Buyer shall deliver to Sellers (i) a balance sheet for Descap as of the close of business on the Closing Date (the "Actual Closing Balance Sheet") which shall (A) set forth Stockholders' Equity (the "Actual Stockholders' Equity"), (B) contain the same line item categories as those contained in the form of the balance sheet set forth in Annex B hereto, the balance sheet set forth in the Audited Financial Statements and the Estimated Closing Balance Sheet and (C) be prepared from the Business Records and in accordance with GAAP, as in effect from time to time, as applied on a consistent basis with the preparation of the Estimated Closing Balance Sheet, and (ii) a schedule (the "Adjustment Schedule") stating Buyer's calculation of the amount by which the Cash Payment portion of the Closing Purchase Price should be increased or decreased to reflect any Adjustment Amount Due (as defined below).  For purposes of this Article I:

"Adjustment Amount Due" shall mean (x) in the event Actual Stockholders' Equity is less than Estimated Stockholders' Equity, a decrease in the Cash Payment portion of the Closing Purchase Price equal to such deficiency; or (y) in the event Actual Stockholders' Equity is greater than Estimated Stockholders' Equity, an increase in the Cash Payment portion of the Closing Purchase Price equal to such excess.  Subject to Section 1.4(d) and (f), any Adjustment Amount Due arising under clause (x) shall be payable by Sellers pro rata to Buyer and any Adjustment Amount Due arising under clause (y) shall be payable by Buyer to Sellers pro rata.

(c)

Cooperation.  Sellers shall cooperate reasonably with Buyer and its Representatives in order to facilitate preparation of the Actual Closing Balance Sheet and the Adjustment Schedule and determination of the Adjustment Amount Due.

(d)

Approvals; Disputes.  Sellers shall notify Buyer in writing within twenty (20) days following delivery of the Actual Closing Balance Sheet and the Adjustment Schedule (the "Balance Sheet Dispute Period") that they (i) agree with the calculations in the Actual Closing Balance Sheet, the Adjustment Schedule and the Adjustment Amount Due (a "Sellers' Balance Sheet Approval Notice") or (ii) disagree with such calculations, identifying with specificity the calculations with which Sellers disagree (a "Sellers' Balance Sheet Dispute Notice").  Upon receipt by Buyer of a Sellers' Balance Sheet Dispute Notice, Buyer and Buyer's accountants, on the one hand, and Sellers and Sellers' accountants, on the other hand, will use good faith efforts during the ten-day period following the date of Buyer's receipt of a Sellers' Balance Sheet Dispute Notice (the "Balance Sheet Resolution Period") to resolve any differences they may have as to the calculations of the Actual Closing Balance Sheet, the Adjustment Schedule and/or the Adjustment Amount Due.  If Buyer and Sellers cannot reach written agreement during the Balance Sheet Resolution Period, within five (5) Business Days thereafter, their disagreements that remain in dispute shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by Buyer's accountants and Sellers' accountants (the "Balance Sheet Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the specific remaining disputes referred to it.  Sellers and Buyer will cooperate fully with the Balance Sheet Independent Accountant to facilitate its resolution of such remaining disputes, including by providing the information and data used by each party to calculate the Adjustment Amount Due and such remaining disputes, and making its personnel and accountants available to explain any such information and data.  Based upon such review, the Balance Sheet Independent Accountant shall determine the Adjustment Amount Due (the "Balance Sheet Independent Accountant Determination").  Such determination shall be completed as promptly as practicable but in no event later than thirty (30) days following the selection of the Balance Sheet Independent Accountant and shall be explained in reasonable detail and confirmed by the Balance Sheet Independent Accountant in writing to, and shall be final and binding on, Sellers and Buyer for purposes of this Section 1.4, except to correct manifest clerical or mathematical errors.

(e)

Fees and Expenses.  The fees and expenses of the Balance Sheet Independent Accountant shall be paid equally by Buyer, on the one hand, and Sellers, on the other hand.

(f)

Final Adjustment Amount.  On the fifth Business Day after the earliest of (i) the receipt by Buyer of a Sellers' Balance Sheet Approval Notice, (ii) the expiration of the Balance Sheet Dispute Period if Buyer has not received a Sellers' Balance Sheet Approval Notice or a Sellers' Balance Sheet Dispute Notice within such period, (iii) the resolution by Sellers and Buyer of all differences regarding the Actual Closing Balance Sheet, the Adjustment Schedule and the Adjustment Amount Due within the Balance Sheet Resolution Period and (iv) the receipt of the Balance Sheet Independent Accountant Determination, Sellers (pro rata) or Buyer, as applicable, shall pay the Final Adjustment Amount Due (as defined below), if any, plus interest calculated from the Closing Date through, but not including, the date of such payment at the Interest Rate, by wire transfer of immediately available funds without set-off or deduction of any kind.  For purposes of this Section 1.4(f), the "Final Adjustment Amount Due" shall mean the Adjustment Amount Due as (i) accepted by Sellers through a Sellers' Balance Sheet Approval Notice, (ii) set forth in the Adjustment Schedule delivered by Buyer to Sellers if Buyer has not received a Sellers' Balance Sheet Approval Notice or a Sellers' Balance Sheet Dispute Notice prior to expiration of the Balance Sheet Dispute Period, (iii) fully agreed by Sellers and Buyer prior to expiration of the Balance Sheet Resolution Period, or (iv) set forth in the Balance Sheet Independent Accountant Determination.

1.5

Additional Consideration.

(a)

Calculation of Additional Consideration.  For each Earnout Period (as defined below), if Descap's Pre-Tax Net Income (as defined below) for such Earnout Period (i) is greater than $10,000,000, Buyer shall pay to Sellers an aggregate amount equal to fifty percent (50%) of Descap's Pre-Tax Net Income for such Earnout Period, or (ii) is equal to or less than $10,000,000, Buyer shall pay to Sellers an aggregate amount equal to forty percent (40%) of Descap's Pre-Tax Net Income for such Earnout Period (each such payment is referred to herein as an "Earnout Payment").  Each Seller shall receive its Pro Rata Share (as defined below) of each Earnout Payment.  Each Earnout Payment due to any Seller shall be subject to setoff by Buyer for amounts owed to Buyer by such Seller under this Agreement.  For purposes of this Section 1.5:

"Earnout Period" means each of the twelve-month periods ending on the first, second and third anniversaries of the Closing Date, provided that if the Closing Date is not the end of the month, then such anniversaries shall be based upon the end of the month following the Closing Date.  There shall be three Earnout Periods.

"Pre-Tax Net Income" means total revenues of Descap for such Earnout Period less total expenses of Descap for such Earnout Period (including all compensation expenses of Descap attributable to such Earnout Period) before any Federal and state income taxes attributable to such Earnout Period, calculated in accordance with GAAP, as in effect from time to time, applied on a consistent basis with the Financial Statements, provided, however, that notwithstanding the foregoing, Pre-Tax Net Income shall be calculated in accordance with the Accounting Principles.

A Seller's "Pro Rata Share" means a fraction, the numerator of which is the number of Shares owned by such Seller, and the denominator of which is the total number of Shares outstanding immediately prior to the Closing after giving effect to the Repurchase and the Contribution.

(b)

Delivery of Pre-Tax Net Income Schedules.

(i)

Within thirty (30) days following the end of each Earnout Period, Buyer shall deliver to Sellers a schedule prepared by Buyer setting forth Buyer's calculation of Pre-Tax Net Income for such Earnout Period (each a "Pre-Tax Net Income Schedule").  In the event that Buyer does not deliver to Sellers any such Pre-Tax Net Income Schedule within such thirty-day period as required in this Section 1.5(b), then Sellers shall deliver to Buyer such Pre-Tax Net Income Schedule within ten (10) Business Days following the expiration of such thirty-day period.  The party delivering a Pre-Tax Net Income Schedule in accordance with this Section 1.5(b) is deemed to be the "Delivering Party" and the party receiving a Pre-Tax Net Income Schedule in accordance with this Section 1.5(b) is deemed to be the "Receiving Party".

(ii)

The Receiving Party shall notify the Delivering Party in writing within thirty (30) days following delivery of a Pre-Tax Net Income Schedule (the "Earnout Dispute Period"), that they (A) agree with the calculations of Pre-Tax Net Income for such Earnout Period set forth thereon (the "Receiving Party's Earnout Approval Notice") or (B) disagree with such calculations, identifying with specificity the calculations with which the Receiving Party disagrees (the "Receiving Party's Earnout Dispute Notice").  Upon receipt by  the Delivering Party of the Receiving Party's Earnout Dispute Notice, the Delivering Party and its accountants, on the one hand, and the Receiving Party and its accountants, on the other hand, will use good faith efforts during the ten-day period following the date of receipt of the Receiving Party's Earnout Dispute Notice (the "Earnout Resolution Period") to resolve any differences they may have as to the calculations of Pre-Tax Net Income for such Earnout Period.  If the Delivering Party and the Receiving Party cannot reach written agreement during the Earnout Resolution Period, within five (5) Business Days thereafter, their disagreements that remain in dispute shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by the Delivering Party's accountants and the Receiving Party's accountants (the "Earnout Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the specific remaining disputes referred to it.  The Delivering Party and the Receiving Party will cooperate fully with the Earnout Independent Accountant to facilitate its resolution of such remaining disputes, including by providing the information and data used by each party to calculate the Pre-Tax Net Income for such Earnout Period and such remaining disputes, and making its personnel and accountants available to explain any such information and data.  Based upon such review, the Earnout Independent Accountant shall determine Pre-Tax Net Income for such Earnout Period (the "Earnout Independent Accountant Determination"). Such determination shall be completed as promptly as practicable but in no event later than thirty (30) days following the selection of the Earnout Independent Accountant and shall be explained in reasonable detail and confirmed by the Earnout Independent Accountant in writing to, and shall be final and binding on, the Delivering Party and the Receiving Party for purposes of this Section 1.5, except to correct manifest clerical or mathematical errors.

(iii)

The fees and expenses of the Earnout Independent Accountant shall be paid equally by Buyer, on the one hand, and Sellers (pro rata), on the other hand.

(iv)

The parties will cooperate in good faith after the Closing to merge Descap into First Albany Capital Inc., a subsidiary of Buyer, the manner and timing of which will be mutually agreed upon by Buyer and the Controlling Shareholders holding at  least two-thirds of the Shares outstanding immediately prior to the Closing.  For purposes of this Section 1.5, during the period from the Closing until expiration of the final Earnout Period, Buyer  shall maintain a separate income statement, financial records and books of account for Descap's business.  Until expiration of the final Earnout Period or such earlier date as specified in the Operating Agreement, Buyer shall cause the business of Descap to be operated in accordance with the Operating Agreement, substantially in the form of Annex C hereto.

(c)

Payment of Additional Consideration.

(i)

Each Earnout Payment shall be paid in cash, provided that  Buyer shall have the right to pay up to seventy-five percent (75%) of each Earnout Payment in the form of shares of FAC Stock.  The number of shares of FAC Stock to be issued to Sellers will be determined by dividing (x) the total amount of the applicable Earnout Payment that Buyer elects to pay in the form of FAC Stock by (y) the average daily closing price of FAC Stock for the ten (10) Business Days prior to the expiration of the applicable Earnout Period (subject to adjustment to reflect any adjustments to the FAC Stock made to reflect any merger, reorganization, consolidation, recapitalization, spinoff, stock dividend, stock split, extraordinary distribution with respect to the FAC Stock or other change in corporate structure affecting the FAC Stock, as Buyer's Board of Directors reasonably shall deem fair and appropriate).  No fractional shares of FAC Stock shall be issued.  Notwithstanding the foregoing, the amount of any Earnout Payment that Buyer elects to pay in the form of FAC Stock shall not exceed $3,000,000 for any Earnout Period and in no event shall such amounts exceed $6,000,000 in the aggregate for all Earnout Payments.

(ii)

On the fifth Business Day after the earlier of (A) the receipt by the Delivering Party of the Receiving Party's Earnout Approval Notice, (B) the expiration of the Earnout Dispute Period if the Delivering Party has not received the Receiving Party's Earnout Approval Notice or the Receiving Party's Earnout Dispute Notice within such period, (C) the resolution by the parties of all differences regarding the calculations of Pre-Tax Net Income for the relevant Earnout Period within the Earnout Resolution Period and (D) the receipt of the Earnout Independent Accountant Determination, at such time and place as the parties mutually agree, Buyer shall pay or deliver (as applicable) to Sellers the Final Earnout Payment (as defined below) for such Earnout Period (the "Earnout Payment Date").  For purposes of this Section 1.5(c), a "Final Earnout Payment" shall mean an Earnout Payment as (A) accepted by the Receiving Party through the Receiving Party's Earnout Approval Notice, (B) set forth in the Pre-Tax Net Income Schedule delivered by the Delivering Party to the Receiving Party if the Delivering Party has not received the Receiving Party's Earnout Approval Notice or the Receiving Party's Earnout Dispute Notice prior to expiration of the Earnout Dispute Period, (C) fully agreed by the Delivering Party and the Receiving Party prior to expiration of the Earnout Resolution Period, or (D) set forth in the Earnout Independent Accountant Determination.

(iii)

   With respect to the cash portion of such Final Earnout Payment, Buyer shall pay such cash by wire transfer of immediately available funds to Sellers' Accounts, pro rata.  To the extent Buyer elects to pay a portion of such Final Earnout Payment in FAC Stock pursuant to paragraph (i) above, Buyer shall deliver to each Seller certificates representing the number of whole shares of FAC Stock that such Seller is entitled to receive; provided, that such Seller executes and delivers to Buyer an investment representation letter, substantially in the form of Annex D hereto.

1.6

Put and Call Rights.

(a)

Sellers' Put Right.  At any time during the Put-Call Period, each Seller shall have the right (a "Put Right") to require Buyer to purchase the shares of FAC Stock that such Seller received as the FAC Stock Payment which such Seller holds at such time (such shares on the Put Right exercise date, the "Put Shares").  The price per share to be paid for any Put Shares shall be the FAC Stock Closing Date Book Value.  Buyer shall pay the purchase price for any Put Shares repurchased pursuant to this paragraph (a) in cash.

(b)

Buyer's Call Right.  At any time during the Put-Call Period, Buyer shall have the right (a "Call Right") to purchase the shares of FAC Stock that each Seller received as the FAC Stock Payment which each Seller holds at that time (such shares on the Call Right exercise date, the "Called Shares").  Buyer's Call Right shall be subject to different or additional requirements, if any, of the state securities laws, rules or regulations pursuant to which such shares of FAC Stock were qualified or exempted from qualification.  The price per share to be paid for any Called Shares shall be an amount equal to (i) the closing price per share of FAC Stock on the Closing Date plus (ii) the amount by which the closing price per share of FAC Stock on the Closing Date exceeds the FAC Stock Closing Date Book Value.  Buyer shall pay the purchase price for the FAC Stock repurchased pursuant to this paragraph (b) in cash.  If at any time during the Put-Call Period a Seller desires to sell or otherwise transfer to a third party any of its shares of FAC Stock that it received as the FAC Stock Payment (other than a sale or transfer to an Affiliate, or to a family member or trust or other entity of which the transferor and/or one or more of his family members are the beneficiaries or beneficial owners), such Seller shall provide Buyer written notice of its desire to so sell or transfer and the number of shares of FAC Stock it intends to transfer or sell so that Buyer has the opportunity to exercise its Call Right to purchase such shares.  If Buyer elects not to exercise its Call Right, such Seller may sell or transfer such shares, and such shares shall no longer be subject to this Section 1.6.

(c)

FAC Stock Closing Date Book Value.

(i)

For purposes of paragraphs (a) and (b) above, within thirty (30) days after the Closing Date, Buyer shall notify Sellers in writing of the FAC Stock Closing Date Book Value.  Buyer publicly discloses, on a quarterly basis, its book value and the FAC Stock Closing Date Book Value shall be based upon such public disclosures and calculated consistent with its past accounting practices.  Sellers shall accept such past practices as the appropriate methodology to calculate the FAC Stock Closing Date Book Value.  Sellers shall notify Buyer in writing within thirty (30) days following notification of the FAC Stock Closing Date Book Value, that they (A) agree with the calculation of the FAC Stock Closing Date Book Value or (B) disagree with such calculation, identifying with specificity the aspects of calculation with which Sellers disagree ("Sellers' FAC Stock Book Value Dispute Notice").  Upon receipt by Buyer of Sellers' FAC Stock Book Value Dispute Notice, Buyer and its accountants, on the one hand, and Sellers and their accountants, on the other hand, will use good faith efforts during the ten-day period following the date of receipt of Sellers' FAC Stock Book Value Dispute Notice (the "FAC Stock Book Value Resolution Period") to resolve any differences they may have as to the calculation of the FAC Stock Closing Date Book Value.  If Buyer and Sellers cannot reach written agreement during the FAC Stock Book Value Resolution Period, within five (5) Business Days thereafter, their disagreements that remain in dispute shall be promptly submitted to an independent, nationally-recognized public accounting firm jointly selected by Buyer's accountants and Sellers' accountants (the "FAC Stock Book Value Independent Accountant"), which firm shall conduct such additional review as is necessary to resolve the specific remaining disputes referred to it and shall utilize the Buyer's past accounting practices in connection therewith.  Buyer and Sellers will cooperate fully with the FAC Stock Book Value Independent Accountant to facilitate its resolution of such remaining disputes, including by providing the information and data used by each party to calculate the FAC Stock Closing Date Book Value, and making its personnel and accountants available to explain any such information and data.  Based upon such review, the FAC Stock Book Value Independent Accountant shall determine the FAC Stock Closing Date Book Value. Such determination shall be completed as promptly as practicable but in no event later than thirty (30) days following the selection of the FAC Stock Book Value Independent Accountant and shall be explained in reasonable detail and confirmed by the FAC Stock Book Value Independent Accountant in writing to, and shall be final and binding on, Buyer and Sellers for purposes of this Section 1.6, except to correct manifest clerical or mathematical errors.

(ii)

The fees and expenses of the FAC Stock Book Value Independent Accountant shall be paid equally by Buyer, on the one hand, and Sellers, on the other hand.

(d)

Exercise; Payment.  Buyer or the applicable Seller, as the case may be, shall exercise a Call Right or Put Right, as applicable, by giving written notice of such exercise to the other party.  Payment for the Called Shares or the Put Shares, as applicable, shall be made ten (10) days after delivery of such notice.  Any Seller that is transferring Called Shares or Put Shares to Buyer pursuant to this Section 1.6 shall be required to execute and deliver to Buyer a representation letter, substantially in the form of Annex E hereto.

(e)

Withholding.  Buyer may withhold from any amounts payable under this Section 1.6 such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation, or may permit the relevant Seller to elect to pay Buyer any such required withholding taxes.  If such Seller so elects, the payment by such Seller of such taxes shall be a condition to the receipt of amounts payable to such Seller under this Agreement.  Buyer shall, to the extent permitted or required by law, have the right to deduct any such taxes from any payment otherwise due to such Seller.

ARTICLE II.  (A) REPRESENTATIONS AND WARRANTIES OF SELLERS

Each Seller represents and warrants (severally, not jointly) to Buyer as follows:

2.1

Authority; Validity; Ownership of Shares

.

(a)

The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by each Seller.  Each Seller has all necessary power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including without limitation to own, hold, sell and transfer (pursuant to this Agreement) the Shares.  This Agreement has been duly and validly executed and delivered by each Seller and constitutes a valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject in the case of enforceability against the other parties thereto to applicable bankruptcy, reorganization, insolvency, moratorium or similar legal requirements which affect creditors' rights generally and by legal and equitable limitations on the enforceability of equitable remedies.

(b)

Each Seller owns the Shares specified opposite its name on Annex A, beneficially and of record, free and clear of all Liens.  The delivery of certificates at the Closing representing the Shares in the manner provided in Section 1.3 will transfer to Buyer good and valid title to the Shares, free and clear of all Liens other than Liens created or suffered to exist by Buyer.

2.2

Acquisition of FAC Stock; Accredited Investors.

(a)

Each Seller is acquiring shares of FAC Stock at Closing as the FAC Stock Payment for his own account for investment, not as a nominee or agent, and not with a view to the resale or distribution of such shares or any part thereof, and each Seller has no present intention of selling, granting any participation in, or otherwise distributing the same.  Each Seller acknowledges that the issuance of the FAC Stock as the FAC Stock Payment will not be registered under the Securities Act or any state securities or blue sky law, on the grounds that the offering and sale of the FAC Stock are exempt from registration pursuant to exceptions available under such laws, and that Buyer's reliance upon such exemptions is predicated upon Sellers' representations set forth in this Agreement.  Each Seller acknowledges and understands that such shares must be held for an indefinite period of time unless they are subsequently registered under the Securities Act and/or applicable state securities or blue sky laws or an exemption from such registration is available.

(b)

Each Seller is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

Article I.

ARTICLE II.  (B) REPRESENTATIONS AND WARRANTIES OF CONTROLLING SHAREHOLDERS

The Controlling Shareholders jointly and severally represent and warrant to Buyer as follows:

1.1

Corporate Existence of Descap

.  Descap is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of New York, and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its Assets and Properties.  Section 2.3 of the Disclosure Schedule lists all lines of business in which Descap is participating or engaged.  Descap is duly qualified, licensed or admitted to do business and is in good standing in those jurisdictions specified in Section 2.3 of the Disclosure Schedule, which are the only jurisdictions in which the ownership, use or leasing of its Assets and Properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for those jurisdictions in which the effects of all such failures by Descap to be qualified, licensed or admitted and in good standing could not in the aggregate reasonably be expected to have a Material Adverse Effect on the Business or Condition of Descap.  The name of each director and officer of Descap, and the position with Descap held by each are listed in Section 2.3 of the Disclosure Schedule.  The Controlling Shareholders have prior to the execution of this Agreement delivered to Buyer true and complete copies of the certificate of incorporation and by-laws of Descap as in effect on the date hereof.

1.2

Capital Stock

.  The authorized capital stock of Descap is five hundred thousand (500,000) shares of Class A Common Stock and five hundred thousand (500,000) shares of Class B Common Stock.  As of the date hereof, the only shares of Descap issued and outstanding are one hundred seventy five thousand five hundred (175,500) shares of Class A Common Stock and five thousand seven hundred (5,700) shares of Class B Common Stock.  Immediately prior to the Closing, after giving effect to the Repurchase and the Contribution, the only shares that will be issued and outstanding are one hundred sixty one thousand four hundred sixty (161,460) shares of Class A Common Stock and five thousand one hundred fifty two (5,152) shares of Class B Common Stock.  The Shares are duly authorized, validly issued, outstanding, fully paid and nonassessable.  Except for this Agreement and as disclosed in Section 2.4 of the Disclosure Schedule, there are no outstanding Options with respect to Descap.

1.3

Subsidiaries

.  Descap has no subsidiaries.

1.4

Non-Contravention

.  Subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Section 2.7 of the Disclosure Schedule, the execution and delivery of and performance under this Agreement and the consummation of the transactions contemplated hereby does not and will not:  (a) conflict with or violate or breach any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Descap, (b) conflict with or violate or breach any term or provision of Law or any Order applicable to any Seller or Descap or any of their respective Assets and Properties, or (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) result in or give any Person any right of termination, cancellation, acceleration or modification in or with respect to, (iv) result in or give any Person any additional rights or entitlement to increased, additional, accelerated guaranteed payments under, or (v) result in the creation or imposition of any Lien on any Seller or Descap or any of their respective Assets and Properties under, any Contract or License to which any Seller or Descap is a party or by which any of their respective Assets and Properties is bound.

1.5

Consents

.  Except as disclosed in Section 2.7 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any third party is required with respect to the execution and delivery of and performance under this Agreement or the consummation of the transactions contemplated hereby under any Contract or License to which any Seller or Descap is a party or any of their respective Assets or Properties are bound.  Except as set forth in Section 2.7 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required for or in connection with the execution and delivery of and performance under this Agreement by Sellers or Descap or the consummation by Sellers or Descap of the transactions contemplated hereby.

1.6

Compliance with Applicable Law

.  Except as disclosed in Section 2.8 of the Disclosure Schedule, Descap is not nor has it at any time within the last five (5) years been, nor has it received any notice that it is or has at any time within the last five (5) years been, in violation of or in default under, in any material respect, any Law or Order applicable to Descap or any of its respective Assets and Properties.

1.7

Litigation

.  Except as disclosed in Section 2.9 of the Disclosure Schedule,

(a)

There are no Actions or Proceedings pending or, to the knowledge of the Controlling Shareholders, threatened against, relating to or affecting any Seller or Descap or any of their respective Assets and Properties which (i) could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or otherwise result in a material diminution of the benefits contemplated by this Agreement to Buyer, or (ii) if determined adversely to any Seller or Descap, could reasonably be expected to result in (x) any injunction or other equitable relief against Descap that would interfere in any material respect with its business or operations or (y) any Losses by Descap;

(b)

there are no facts or circumstances known to the Controlling Shareholders that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause (a) above; and

(c)

there are no Orders outstanding against Descap.

Prior to the execution of this Agreement, the Controlling Shareholders have delivered or made available to Buyer all responses of counsel for Descap to auditors' requests for information delivered in connection with the Audited Financial Statements (together with any updates provided by such counsel) regarding Actions or Proceedings pending or threatened against, relating to or affecting Descap.

1.8

Contracts; Licenses.

(a)

Schedule 2.10(a) of the Disclosure Schedule sets forth a complete and correct list of all Contracts as of the date hereof to which Descap is a party and which requires or could require the payment by Descap or the exchange of value (in the aggregate) of $25,000 or more per year.

(b)

Each Contract required to be disclosed in Section 2.10(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto, subject in the case of enforceability against the other parties thereto to applicable bankruptcy, reorganization, insolvency, moratorium or similar legal requirements which affect creditors' rights generally and by legal and equitable limitations on the enforceability of equitable remedies.  Descap has performed in all material respects all obligations required to be performed by it to date under, and it is not in material default under, any Contract to which it is a party, and, to the knowledge of the Controlling Shareholders no event has occurred which, with or without notice or lapse of time or both, would constitute such a default.  Descap has not received notice that it is in material default under any such Contract.  To the knowledge of the Controlling Shareholders, no other party to any such Contract is in material default in respect thereof, and no event has occurred which, with or without notice or lapse of time or both, would constitute such a default.  Prior to the execution of this Agreement, the Controlling Shareholders have delivered or made available to Buyer true and complete copies of all such Contracts or, if not, reasonably complete and accurate written descriptions thereof, together with all amendments and supplements thereto and all waivers of any terms thereof.

(c)

Except as disclosed in Section 2.20 of the Disclosure Schedule, there are no Contracts between Descap, on the one hand, and any Seller, any officer, director or Affiliate (other than Descap) of any Seller, on the other hand.

(d)

Section 2.10(d) of the Disclosure Schedule contains a true and complete list of all Licenses used in and material, individually or in the aggregate, to the business or operations of Descap (and all pending applications for any such Licenses), setting forth the grantor, the grantee, the function and the expiration and renewal date of each.  Prior to the execution of this Agreement, the Controlling Shareholders have delivered or made available to Buyer true and complete copies of all such Licenses.

(e)

Except as disclosed in Section 2.10(e) of the Disclosure Schedule, (i) Descap owns or validly holds all Licenses that are material, individually or in the aggregate, to its business or operations, (ii)  each License listed in Section 2.10(d) of the Disclosure Schedule is valid, binding and in full force and effect, and (iii) Descap is not, nor has it received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any such License.

1.9

Employee Benefits.

(a)

Section 2.11(a) of the Disclosure Schedule contains a true and complete list of each "employee benefit plan" (within the meaning of ERISA section 3(3), including, without limitation, multiemployer plans within the meaning of ERISA section 3(37)), stock purchase, stock option, severance, employment, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, under which any employee or former employee of Descap has any present or future right to benefits or under which Descap has any present or future liability.  All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans".  Descap does not have any express or implied commitment, whether legally enforceable or not, to (i) create, incur liability with respect to, or cause to exist any Company Plan (or any plan, program or arrangement which would be a Company Plan if in effect on the date hereof), (ii) to enter into any contract or agreement to provide compensation or benefits to any individual, or (iii) to modify, change or terminate any Company Plan, other than with respect to a modification, change or termination required by ERISA or by the Code.

(b)

With respect to each Company Plan, the Controlling Shareholders have delivered to Buyer a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description; and (iv) for the three most recent years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney's response to an auditor's request for information.

(c)

Except as disclosed on Section 2.11(c) of the Disclosure Schedule, (i) each Company Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Company Plan which is intended to be qualified within the meaning of Code section 401(a) is so qualified and has received a favorable determination letter as to its qualification, and nothing has occurred, whether by action or failure to act, that could reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject Descap, either directly or by reason of its affiliation with any member of its "Controlled Group" (defined as any organization which is a member of a controlled group of organizations within the meaning of Code sections 414(b), (c), (m) or (o)), to any tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Company Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof; (v) no "reportable event" (as such term is defined in ERISA section 4043), "prohibited transaction" (as such term is defined in ERISA section 406 and Code section 4975) or "accumulated funding deficiency" (as such term is defined in ERISA section 302 and Code section 412 (whether or not waived)) has occurred with respect to any Company Plan; (vi) no Company Plan provides retiree welfare benefits and Descap does not have any obligations to provide any retiree welfare benefits; (vii) all awards, grants or bonuses made pursuant to any Company Plan have been, or will be, fully deductible to Descap notwithstanding the provisions of Section 162(m) of the Internal Revenue Code and the regulations promulgated thereunder; and (viii) each Company Plan may be amended or terminated without obligation or liability.

(d)

With respect to each Company Plan that is not a multiemployer plan within the meaning of section 4001(a)(3) of ERISA but is subject to Title IV of ERISA, as of the Closing Date, the assets of each such Company Plan are at least equal in value to the present value of the accrued benefits (vested and unvested) of the participants in such Company Plan on a termination basis, based on the actuarial assumptions used by the PBGC in terminating a pension plan (if such termination were to occur on the date hereof), and on a projected benefit obligation basis, based on the actuarial methods and assumptions indicated in the most recent actuarial valuation reports.

(e)

With respect to any multiemployer plan (within the meaning of ERISA section 4001(a)(3)) to which Descap or any member of its Controlled Group has any liability or contributes (or has at any time contributed or had an obligation to contribute):  (i) neither Descap nor any member of its Controlled Group has incurred any withdrawal liability under Title IV of ERISA or would be subject to such liability if, as of the Closing Date, Descap or any member of its Controlled Group were to engage in a complete withdrawal (as defined in ERISA section 4203) or partial withdrawal (as defined in ERISA section 4205) from any such multiemployer plan; and (ii) no such multiemployer plan is in reorganization or insolvent (as those terms are defined in ERISA sections 4241 and 4245, respectively).

(f)

With respect to any Company Plan, (i) no Actions or Proceedings (other than routine claims for benefits in the ordinary course) are pending or threatened, (ii) no facts or circumstances exist that could give rise to any such Actions or Proceedings, and (iii) no written or oral communication has been received from the PBGC in respect of any Company Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein.

(g)

Except as provided in Section 2.11(g) of the Disclosure Schedule, no Company Plan could result in the payment to any present or former employee of Descap of any money or other property or accelerate or provide any other rights or benefits to any present or former employee of Descap as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of Code section 280G.

(h)

Section 2.11(h) of the Disclosure Schedule contains a true and complete list of all employees of Descap on the date hereof which identifies (i) each employee's base salary, target bonus for the year ended December 31, 2004, and bonus for the year ended December 31, 2003, and (ii) whether such employee is on medical, disability or other leave of absence.  The Controlling Shareholders shall cause such Section 2.11(h) of the Disclosure Schedule to be updated on the Closing Date to reflect any changes therein on or prior to the Closing Date.

1.10

Business Records

.  The minute books and other similar records of Descap as made available to Buyer prior to the execution of this Agreement contain a true and complete record, in all material respects, of all action taken at all meetings and by all written consents in lieu of meetings of the stockholders, the board of directors and committees of the board of directors of Descap.  The stock transfer ledgers and other similar records of Descap as made available to Buyer prior to the execution of this Agreement accurately reflect all record transfers prior to the execution of this Agreement in the capital stock of Descap.  Except as set forth in Section 2.12 of the Disclosure Schedule, Descap does not have any of its Business Records recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of Descap.

1.11

Financial Statements

.  Prior to the execution of this Agreement, the Controlling Shareholders have delivered to Buyer true and complete copies of the following financial statements:

(a)

the audited balance sheets of Descap as of September 30, 2001, 2002 and 2003, and the related audited consolidated statements of income, stockholders' equity and cash flows for each of the fiscal years then ended, together with a true and correct copy of the report on such audited information by Kamler, Lewis & Noreman LLP and all letters from such accountants with respect to the results of such audits; and

(b)

the unaudited balance sheets of Descap as of December 31, 2003 and the related unaudited consolidated statements of operations, stockholders' equity and cash flows for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 2.13 of the Disclosure Schedule, all such financial statements (subject, in the case of unaudited financial statements, to absence of footnotes and normal year-end adjustments, which adjustments, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect on the Business or Condition of Descap), (i) were prepared in accordance with GAAP, (ii) fairly present in all material respects the consolidated financial condition and results of operations of Descap as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from the Business Records regularly maintained by management and used to prepare the financial statements of Descap in accordance with the principles stated therein.  Descap has maintained its Business Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP.  The statements of income contained in the financial statements set forth in paragraph (b) above do not contain any extraordinary or non-recurring income or any other income not earned in the ordinary and customary course of business, except as set forth therein.

1.12

No Undisclosed Liabilities

.  Except as reflected or reserved against in the balance sheet included in the Audited Financial Statements or in the notes thereto or as disclosed in Section 2.14 of the Disclosure Schedule or any other Section of the Disclosure Schedule, there are no Liabilities against, relating to or affecting Descap or any of its Assets and Properties, other than Liabilities that are not individually or in the aggregate material when compared to the aggregate Liabilities of Descap.

1.13

Absence of Changes

.  Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the Audited Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Descap.  Without limiting the foregoing, except as disclosed in Section 2.15 of the Disclosure Schedule, there has not occurred between the Audited Financial Statement Date and the date hereof:

(a)

any authorization, issuance, sale or other disposition by Descap of any shares of capital stock of or Option with respect to Descap, or any modification or amendment of any right of any holder of any outstanding shares of capital stock of or Option with respect to Descap;

(b)

(i) any increase in the salary, wages or other compensation or any material change in the fringe benefits of any present or former officer, employee or consultant of Descap whose annual salary is, or after giving effect to such change would be, $10,000 or more; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Company Plan, employment-related Contract or other employee compensation arrangement or (B) salary ranges, increase guidelines or similar provisions in respect of any Company Plan, employment-related Contract or other employee compensation arrangement; (iii) any grant of severance or termination pay to any present or former director, officer, employee or consultant of Descap; (iv) except for customary travel and similar advances for business purposes, any loan or advancement of money or other property to any of their present or former directors, officers, employees or consultants; or (v) any adoption, entering into or becoming bound by any Company Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Company Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presented options, only to the extent the option which Descap reasonably believed to be the least costly was chosen;

(c)

other than overnight inventory financing incurred in the ordinary course of business consistent with past practice (i) incurrences by Descap of Indebtedness (net of any amounts discharged during such period), or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any right of Descap under, any Indebtedness of or owing to Descap which exceeds $10,000 on an individual basis or $100,000 on an aggregate basis;

(d)

any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or Tax practice or policy of Descap, or (ii) any method of calculating any bad debt, contingency or other reserve of Descap for accounting, financial reporting or Tax purposes, or any change in the fiscal year of Descap;

(e)

any acquisition or disposition of, or incurrence of a Lien (other than a Permitted Lien) on, any Assets and Properties of Descap, other than in the ordinary course of business consistent with past practice;

(f)

any (i) amendment of the certificate of incorporation or by-laws of Descap, (ii) recapitalization, reorganization, liquidation or dissolution of Descap or (iii) merger or other business combination involving Descap and any other Person;

(g)

any entering into, amendment, modification, termination (partial or complete) or granting of a waiver under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 1.10 or (ii) any material License held by Descap;

(h)

capital expenditures or commitments for additions to property, plant or equipment of Descap constituting capital assets in an aggregate amount exceeding $100,000;

(i)

any commencement or termination by Descap of any line of business;

(j)

other than in the ordinary course of business consistent with past practice and  on an arm's-length basis, any transaction by Descap with any Seller, any officer, director or Affiliate (other than Descap) of any Seller, other than pursuant to any Contract in effect on the Audited Financial Statement Date or disclosed pursuant to Section 2.20 of the Disclosure Schedule;

(k)

any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

(l)

any other transaction involving or development affecting Descap outside the ordinary course of business consistent with past practice.

1.14

Intellectual Property Rights

.  Descap is the owner of all of the Intellectual Property listed on Section 2.16(1) of the Disclosure Schedule and Descap has the right, under valid, binding and subsisting license, technology or similar agreements, to employ or otherwise use the Intellectual Property rights listed on Section 2.16(2) of the Disclosure Schedule.  No other Intellectual Property is used in or is necessary for the conduct of the business as conducted by Descap. Except as disclosed in Section 2.16(3) of the Disclosure Schedule, (a) Descap has not granted any right or interest to any Person in connection with any of the Intellectual Property, (b) Descap is not obligated to pay any amount, whether as a royalty, license fee or other payment, to any Person in order to use any of the owned Intellectual Property, (c) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by Descap in respect of such Intellectual Property, (d) the Controlling Shareholders have delivered to Buyer prior to the execution of this Agreement documentation with respect to any invention, process, design, computer program or other know how or trade secret included in such Intellectual Property, which documentation is accurate in all material respects and reasonably sufficient in detail and content to identify and explain such invention process, design, computer program or other know how or trade secret and to facilitate its full and proper use without reliance on the special knowledge or memory of any Person, (e) Descap has taken reasonable security measures to protect the secrecy, confidentiality and value of its trade secrets in respect of its business, (f) Descap is not, nor has it ever received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property, (g) to the knowledge of the Controlling Shareholders, no such Intellectual Property is being infringed by any other Person, (h) Descap has not received any notice of conflict with the asserted proprietary rights of others or notice that Descap is infringing upon or violating any Intellectual Property of any Person, and (i) none of the Intellectual Property is subject to any pending claim or outstanding Order that Descap is infringing any Intellectual Property of any other Person.  To the knowledge of the Controlling Shareholders, Descap is not infringing upon or otherwise violating any Intellectual Property right of any Person.

1.15

Real Property

.  Descap does not own any real property.  Section 2.17(1) of the Disclosure Schedule sets forth each lease entered into by Descap for the occupancy of any real property.  Except as disclosed in Section 2.17(2) of the Disclosure Schedule, (a) Descap has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real property leased by it for the full term of the lease, (b) each lease disclosed in Section 2.17(1) of the Disclosure Schedule is a legal, valid and binding agreement, enforceable in accordance with its terms, of Descap and each other Person that is a party thereto, (c) there is no default nor, to the knowledge of the Controlling Shareholders, any threatened default (or any condition or event which, after notice or lapse of time or both, would constitute a default) under any such lease or sub-lease, and (d) Descap has not received any notice of any default thereunder.  The Controlling Shareholders have delivered to Buyer copies of all leases (including any amendments and renewal letters) with respect to the real property leased by Descap.

1.16

Tangible Personal Property

.  Descap is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all tangible personal property used in or reasonably necessary for the conduct of its business, including all tangible personal property reflected on the balance sheet included in the Unaudited Financial Statements and tangible personal property acquired since the Unaudited Financial Statement Date other than property disposed of since such date in the ordinary course of business consistent with past practice.  All such tangible personal property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.18 of the Disclosure Schedule, and is in good working order and condition, ordinary wear and tear excepted, and its use complies in all material respects with all applicable Laws.

1.17

Taxes.

(a)

Except as set forth in Section 2.19 of the Disclosure Schedule, (i) Descap has timely filed all federal Income Tax Returns and all other Tax Returns (or such Tax Returns have been filed on behalf of Descap) that it was required to file prior to the date hereof, all of which were true, complete and accurate, and (ii) all Taxes due and owing by Descap (whether or not shown on any Tax Return) have been paid or accrued on the balance sheet in the Audited Financial Statements.  There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the Assets or Properties of Descap that arose in connection with any failure (or alleged failure) to pay any Tax.

(b)

Except as set forth in Section 2.19 of the Disclosure Schedule, there is no dispute or claim concerning any Tax liability of or any assessment for Taxes against Descap claimed or raised by any Governmental Authority.

(c)

Section 2.19 of the Disclosure Schedule  lists all federal and state Income Tax Returns filed with respect to Descap for taxable periods ended on or after December 31, 2000.  Except as set forth in Section 2.19 of the Disclosure Schedule, (i) no Income Tax Return has been audited or is currently the subject of an audit, (ii) no administrative or court proceeding is presently pending with regard to any Taxes or Tax Returns and (iii) Descap has not received any revenue agent report or any other correspondence from any taxing authority asserting a tax deficiency with respect to any Taxes of Descap.  Except as set forth in Section 2.19 of the Disclosure Schedule, Descap has not waived or extended the running of any statute of limitations in respect of Taxes or any Tax Return.  The statute of limitations is closed for all taxable periods ended on or before December 31, 2000.

(d)

Except as set forth in Section 2.19 of the Disclosure Schedule, Descap is not a party to or bound by any Tax Sharing Agreement.

(e)

Except as set forth in Section 2.19 of the Disclosure Schedule, Descap has not received a written ruling of any Governmental Authority relating to Taxes or entered into a Contract or settlement with any Governmental Authority relating to Taxes of Descap.

(f)

Except as set forth in Section 2.19 of the Disclosure Schedule, Descap is not making any payments with respect to the transactions contemplated by this Agreement that constitute "excess parachute payments" within the meaning of Code Section 280G or is a party to any Contract that could reasonably be expected to result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Code Section 280G.

(g)

Except as set forth in Section 2.19 of the Disclosure Schedule, and except as otherwise required by law, Descap has not made (or has not had made on its behalf) any material change to any Tax elections or to any method of accounting governing Taxes or Tax Returns for any taxable periods ending on or after December 31, 2000.

1.18

Affiliate Transactions.

  Except as disclosed in Section 2.20(a) of the Disclosure Schedule, (i) there are no intercompany Liabilities between Descap, on the one hand, and any Seller, any officer, director or Affiliate (other than Descap) of any Seller, on the other, (ii) no Sellers or any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities to Descap (other than in connection with Sellers' employment with Descap), and (iii) Descap does not provide or cause to be provided any assets, services or facilities to any Seller (other than in connection with Sellers' employment with Descap) or any such officer, director or Affiliate.  Except as disclosed in Section 2.20(b) of the Disclosure Schedule, each of the Liabilities and transactions listed in Section 2.20(a) of the Disclosure Schedule was incurred or engaged in, as the case may be, on an arm's-length basis.  Except as disclosed in Section 2.20(c) of the Disclosure Schedule, since the Audited Financial Statement Date, all settlements of intercompany Liabilities between Descap, on the one hand, and any Seller or any such officer, director or Affiliate, on the other, have been made, and all allocations of intercompany expenses have been applied, in the ordinary course of business consistent with past practice.

1.19

Insurance

.  Section 2.21 of the Disclosure Schedule contains a true and complete list (including the names and addresses of the insurers, the names of the Persons to whom such policies have been issued, the expiration dates thereof, the annual premiums and payment terms thereof, whether it is a "claims made" or an "occurrence" policy and a brief description of the interests insured thereby) of all liability, property, workers' compensation, directors' and officers' liability and other insurance policies currently in effect that insure the business, operations or employees of Descap or affect or relate to the ownership, use or operation of any of the Assets and Properties of Descap and that (i) have been issued to Descap or (ii) have been issued to any Person (other than Descap) for the benefit of Descap.  The insurance coverage provided by any of the policies described in clause (i) above will not terminate or lapse by reason of the transactions contemplated by this Agreement.  Each policy listed in Section 2.21 of the Disclosure Schedule is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Descap, nor the Person to whom such policy has been issued has received any notice of cancellation or termination in respect of any such policy or is in default thereunder.  The insurance policies listed in Section 2.21 of the Disclosure Schedule are placed with financially sound and reputable insurers and, in light of the respective business, operations and Assets and Properties of Descap, are in amounts and have coverages that are reasonable and customary for Persons engaged in such businesses and operations and having such Assets and Properties.  Neither Descap, nor the Person to whom such policy has been issued has received notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

1.20

Regulatory Matters.

(a)

Section 2.22(a) of the Disclosure Schedule sets forth all Governmental or Regulatory Authorities and SROs with which Descap or any of its officers or employees is required to (i) be registered, (ii) make filings or applications with or (iii) be a member of, in each case in order to conduct its business.  Descap has timely made all such filings, applications and registrations and all amendments thereto required to be made and is a member of each such SRO.  All such filings, applications, and registrations (together with all such amendments) and all such memberships are in full force and effect, and, to the knowledge of the Controlling Shareholders, no suspension or cancellation of any of them is threatened or reasonably likely and there are no facts which could reasonably be the basis for any such suspension or cancellation.  All such filings, applications and registrations are current and do not need to be amended in any material respect.  Prior to the execution of this Agreement, true and complete copies of such reports, registrations and statements have been delivered or made available to Buyer.  Descap has conducted and continues to conduct its business in accordance with all Laws and the rules of all SROs of which it is a member relating to Descap or to the employees conducting such business, including, but not limited to, Laws and SRO rules and interpretations relating to mark-ups.

(b)

Descap, as a Broker-Dealer, has not engaged in any business activities for which it is not authorized by any Governmental or Regulatory Authority or SRO to engage or inconsistent with any limitations or restrictions imposed in connection with its registration forms (including Forms BD and NASD Membership Agreements) and reports filed with any Governmental or Regulatory Authorities or SROs.  All other reports and statements required to be filed by Descap have been filed and Descap has paid all fees and assessments due and payable in connection therewith.

(c)

The information contained in each registration, form, report, filing or application referenced in paragraphs (a) and (b) above was true and complete in all material respects as of the date of the filing thereof, and timely amendments have been filed, as necessary, to correct or update any information reflected in such registration, form, report, filing or application.  Each registration, form, report, filing or application, when filed, complied, and if filed after the date hereof, will comply, with all applicable statutes, rules, regulations and orders of the Governmental or Regulatory Authority or SRO with which it was filed and did not and will not, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each such registration is in full force and effect on the date hereof and does not need to be amended in any material respect.  Except as set forth in Section 2.22(c) of the Disclosure Schedule, there are no unresolved exceptions or violations by Descap with respect to any regulatory examinations or audits of Descap.

(d)

All of Descap's officers and employees who are required to be licensed or registered to engage in the activities or perform the responsibilities currently assigned to them or otherwise conduct business are, and at all required times have been, duly licensed or registered with each Governmental or Regulatory Authority or SRO in or with which such licensing or registration is required (such officers and employees are collectively, the "Registered Personnel").  Except as set forth on Section 2.22(d) of the Disclosure Schedule, none of the Registered Personnel is or has been subject to any disciplinary or other regulatory compliance proceeding that could prevent, restrict, unduly delay or otherwise limit the transfer from Sellers to Buyer, or the re-licensing or re-registration by Buyer, of the licenses or registrations of such Registered Personnel in any state in which such Registered Personnel are licensed, registered or required to be licensed or registered.  Except as set forth on Section 2.22(d) of the Disclosure Schedule, none of the Controlling Shareholders has any knowledge of any facts that could be the basis for any such disciplinary or regulatory proceeding.  Except as set forth on Section 2.22(d) of the Disclosure Schedule, none of the Registered Personnel is subject to any "statutory disqualification", as defined in Section 3(a)(39) of the Exchange Act, or to a disqualification that would be a basis for censure, limitations on the activities, functions or operations of, or suspension or revocation of, the registration of Descap, and, to the knowledge of the Controlling Shareholders, there is no Action or Proceeding, pending or contemplated, which could result in any such censure, limitations, suspension or revocation or any facts which could reasonably constitute the basis for any such Action or Proceeding.

(e)

Except as set forth in Section 2.22(e) of the Disclosure Schedule, Descap has not received any notification or communication from any Governmental or Regulatory Authority or SRO (i) indicating that it may not be in compliance with any of the statutes, rules, regulations or ordinances of such Governmental or Regulatory Authority or SRO, (ii) threatening to revoke, suspend or cancel any license, franchise, permit, seat membership or registration on any stock or commodities exchange or in any SRO, (iii) requiring Descap or any of its owners, managers, supervisors, directors, officers or controlling persons to enter into a cease and desist order, agreement or memorandum of understanding restricting or limiting any activities or authority, or (iv) otherwise restricting or disqualifying the activities of Descap.  Prior to the execution of this Agreement, true and complete copies of any such written notification or communication have been provided to Buyer.  Except as set forth in Section 2.22(e) of the Disclosure Schedule, none of the Controlling Shareholders has any knowledge of any facts that could result in such notification or communication.

1.21

Employee Matters

.  None of the Controlling Shareholders has received any information that would lead it to believe that any employees of Descap will or may cease to be employees because of the consummation of the transactions contemplated by this Agreement.  No employee of Descap is presently a member of a collective bargaining unit and, to the knowledge of the Controlling Shareholders, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the employees of Descap.  No unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against Descap or before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority.  Section 2.23 of the Disclosure Schedule lists (i) all current employees of Descap, (ii) the annual salary for the current year for each employee listed, (iii) the dollar amount of the commission or bonus (if any) for the most recently completed year for each employee listed, (iv) the basis or formula for the commission or bonus (if any) for the current year and the most recently completed year for each employee listed and (y) the position held by each employee listed.

1.22

Significant Clients; Inventory.

(a)

Section 2.24(a) of the Disclosure Schedule lists, for the most recently-completed fiscal year, (i) the top eleven (11) sales people of Descap, on the basis of revenues generated, (ii) at least the top three (3) clients of each such sales person listed, and (iii) the aggregate amount of revenues generated by each sales person listed.  Descap has not received notice from any of such clients that a client has a material dispute with Descap, and, to the knowledge of the Controlling Shareholders, none of such clients has any material disputes with Descap.

(b)

Section 2.24(b) of the Disclosure Schedule lists each item in Descap's inventory as of the Audited Financial Statements Date and as of the date of this Agreement, including the valuation of each item of inventory.  Sellers shall cause such Section 2.24(b) of the Disclosure Schedule to be updated on the Closing Date to reflect any changes therein on the Closing Date.  The valuation of each item of inventory set forth on Section 2.24(b) of the Disclosure Schedule reflects a daily mark-to-market and was calculated utilizing the then most current factor.

1.23

No Powers of Attorney

.  Except as set forth in Section 2.25 of the Disclosure Schedule, Descap has no powers of attorney or comparable delegations of authority outstanding.

1.24

Accounts Receivable

.  Except as set forth in Section 2.26 of the Disclosure Schedule, the accounts and notes receivable of Descap reflected on the balance sheet included in the Unaudited Financial Statements, and all accounts and notes receivable arising subsequent to the Unaudited Financial Statement Date, (i) arose from bona fide sales transactions in the ordinary course of business and are payable on ordinary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) are not subject to any valid set-off or counterclaim, (iv) are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Unaudited Financial Statements, and (v) are not the subject of any Actions or Proceedings brought by or on behalf of Descap.  Section 2.26 of the Disclosure Schedule sets forth a description of any security arrangements and collateral securing the repayment or other satisfaction of receivables of Descap.  All steps necessary to render all such security arrangements legal, valid, binding and enforceable, and to give and maintain for Descap, a perfected security interest in the related collateral, have been taken.

1.25

Brokers

.  All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers directly with Buyer without the intervention of any Person on behalf of any Seller in such manner as to give rise to any valid claim by any Person against Buyer or Descap for a finder's fee, brokerage commission or similar payment.

1.26

Disclosure

.  To the knowledge of the Controlling Shareholders, all material facts relating to the Business or Condition of Descap have been disclosed to Buyer in or in connection with this Agreement.  No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Buyer pursuant to any provision of this Agreement (including without limitation the Financial Statements), contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made with respect to any projections or forecasts contained in documents provided to Buyer by or on behalf of Sellers other than that they were prepared in good faith on the basis of reasonable assumptions.

ARTICLE II.  REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to each Seller as follows:

2.1

Authorization

.  Buyer is a corporation duly organized, validly existing and in good standing under the Laws of New York.  Buyer has the corporate power and authority to carry on its business as it is now being conducted.  Buyer is duly qualified as a foreign corporation in each jurisdiction in which the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the business of Buyer or its ability to consummate the transactions contemplated hereby.

2.2

Authorization and Validity of Agreement

.  The execution and delivery of and performance under the Agreement and the consummation of the transaction contemplated hereby have been duly approved by Buyer and no further action of the Board of Directors of Buyer is required.  Buyer has all necessary corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Buyer and constitutes the legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

2.3

Non-Contravention

.  Subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in Schedule 3.4, the execution and delivery of and performance under this Agreement and the consummation of the transactions contemplated hereby does not and will not:  (a) conflict with or violate or breach any of the terms, conditions or provisions of the certificate of incorporation or bylaws of Buyer, (b) conflict with or violate or breach any term or provision of Law or any Order applicable to Buyer, (c) (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Buyer to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien on Buyer or any of its Assets or Properties under, any Contract or License to which Buyer is a party or by which any of its Assets or Properties may be bound.

2.4

Consents

.  Except as set forth on Schedule 3.4, no consent, approval or action of, filing with or notice to any third party is required with respect to the execution and delivery of and performance under this Agreement or the consummation of the transactions contemplated by this Agreement under any Contract to which Buyer is a party.  Except as set forth on Schedule 3.4, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority is required for or in connection with the execution and delivery of and performance under this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby.

2.5

SEC Reports

.  As of their respective dates, the Buyer SEC Reports (i) complied as to form in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The audited consolidated financial statements and unaudited interim consolidated financial statements (including, in each case, the notes, if any, thereto) included in the Buyer SEC Reports (the "Buyer Financial Statements") complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements, to normal, recurring year-end audit adjustments) the consolidated financial position of Buyer and its consolidated subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows for the respective periods then ended.  Except as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement or as otherwise publicly disclosed by Buyer prior to the date of this Agreement, since September 30, 2003, there has not been any change, event or development having, or that could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer and its subsidiaries taken as a whole.

2.6

No Undisclosed Liabilities

.  Except as (i) reflected or reserved against in the balance sheet included in the audited financial statements or in the notes thereto for Buyer's most recent fiscal year, (ii) as disclosed in the Buyer SEC Reports filed prior to the date of this Agreement or as otherwise publicly disclosed by Buyer prior to the date of this Agreement or (iii) as disclosed in Schedule  3.6, there are no Liabilities against, relating to or affecting Buyer of any nature that would be required by GAAP to be reflected on a consolidated balance sheet of Buyer and its consolidated subsidiaries (including the notes thereto), other than Liabilities (x) incurred in the ordinary course of business consistent with past practice or (y) which have not had and could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Buyer and its subsidiaries taken as a whole.

2.7

Capital Stock

.  The shares of FAC Stock issuable as the FAC Stock Payment and any shares of FAC Stock issuable as payment of an Earnout Payment have been duly authorized by Buyer and reserved for issuance pursuant to this Agreement and, when issued as partial consideration for the purchase of the Shares in accordance with the terms hereof, will be validly issued, fully paid and non-assessable.  All shares of FAC Stock issued as the FAC Stock Payment and any shares of FAC Stock issuable as payment of an Earnout Payment will be free of preemptive or similar rights.

2.8

Brokers

.  Except for Keefe, Bruyette & Woods, whose fees, commissions and expenses are the sole responsibility of Buyer, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer directly with Sellers without the intervention of any Person on behalf of Buyer in such manner as to give rise to any valid claim by any Person against any Seller or Descap for a finder's fee, brokerage commission or similar payment.

2.9

Financing

.  Buyer has entered into a credit agreement with KeyBank, a  copy of which has been provided to Sellers prior to the date hereof, to finance a portion of the Cash Payment.  Such credit agreement is in full force and effect (subject to the satisfaction or waiver of all conditions precedent to the obligation of KeyBank to lend set forth therein) and neither Buyer nor, to the knowledge of Buyer, KeyBank is in default thereunder.  Taking into account the Credit Agreement and subject to the satisfaction or waiver of all conditions precedent to the obligation of KeyBank to lend set forth therein, Buyer has sufficient cash and/or available credit facilities to pay the Cash Payment and to make all other necessary payments of fees and expenses of Buyer in connection with the transactions contemplated by this Agreement.

ARTICLE III.  CONDITIONS TO CLOSING

3.1

Conditions to Buyer's Obligations

.  The obligations of Buyer to consummate the transactions contemplated hereby shall be subject to fulfillment, at or before the Closing of each of the following conditions, any of which may be waived (in whole or in part) in writing by Buyer:

(a)

Representations and Warranties.  Each of the representations and warranties made by Sellers and the Controlling Shareholders in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date (except to the extent such representations and warranties refer to a specific date, in which case they shall be true and correct in all material respects on and as of such specific date), provided that each of the representations and warranties made by Sellers in Sections 2.1(b) and 2.2 shall be true and correct in all respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date;

(b)

Covenants.  Sellers shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers at or prior to the Closing Date;

(c)

Sellers' Certificate.  Sellers shall have delivered to Buyer a certificate, dated as of the Closing Date, signed by each Seller confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 4.1, substantially in the form and to the effect of Annex G-1 hereto, and a certificate, dated as of the Closing Date and executed by the Secretary of Descap, substantially in the form and to the effect of Annex G-2 hereto;

(d)

Employment Agreements; Employee List.  The Employment Agreements between Buyer, Descap and each of Robert Fine, Robert Tirschwell and John T. Macklin shall have been duly executed by each of Robert Fine, Robert Tirschwell and John T. Macklin and shall be in full force and effect.  Sellers shall have delivered to Buyer a list, as of the Closing Date, of (i) all employees of Descap, (ii) the annual salary for the current year for each employee listed, (iii) the basis or formula for the commission or bonus (if any) for the current year for each employee listed and (iv) the position held by each employee listed.

(e)

Regulatory Consents and Approvals.  All consents, approvals or actions of, filings with or notices to any Governmental or Regulatory Authority necessary to permit Buyer and Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (A) shall have been duly obtained, made or given, (B) shall be in form and substance reasonably satisfactory to Buyer, (C) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (D) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred;

(f)

Third Party Consents.  The consents (or in lieu thereof waivers) listed in Section 4.1(f) of the Disclosure Schedule, and all other consents (or in lieu thereof waivers) to the performance by Buyer and Sellers of their obligations under this Agreement or to the consummation of the transactions contemplated hereby as are required under any Contract to which Buyer, any Seller or Descap is a party or by which any of their respective Assets and Properties are bound (i) shall have been obtained, (ii) shall be in form and substance reasonably satisfactory to Buyer, (iii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iv) shall be in full force and effect, except (other than in the case of the consents listed in Section 4.1(f) of the Disclosure Schedule) where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Buyer or result in a Material Adverse Effect on the Business or Condition of Descap or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement to Buyer;

(g)

Licenses.  Buyer shall have obtained, with Sellers reasonable cooperation, all licenses and registrations required of Buyer by the SEC, NASD, or under applicable Law as will permit Buyer and its Affiliates to conduct the business of Descap after the Closing Date in the same manner in which such businesses are now conducted;

(h)

No Material Adverse Effect.  Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date hereof there has not been any change, event or development which, individually or together with other such changes, events or developments, has had or could reasonably be expected to have a Material Adverse Effect on the Business or Condition of Descap;

(i)

Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated hereby or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated hereby to Buyer, and there shall not be pending or threatened on the Closing Date any Action or Proceeding which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Buyer or the transactions contemplated hereby of any such Law;

(j)

Resignations.  Effective as of Closing, all directors of Descap shall have tendered their resignations as such directors, other than the one director that Robert Fine and Robert Tirschwell have selected to serve as their representative on Descap's board of directors following the Closing pursuant to Section 8 of the Operating Agreement;

(k)

Financing.  The credit agreement referenced in Section 3.9 shall be in full force and effect, all conditions precedent to the obligation of KeyBank to lend set forth therein shall have been satisfied or waived and funds thereunder shall be available to Buyer;

(l)

Registration Rights Agreement.  Sellers shall have executed and delivered to Buyer a Registration Rights Agreement in substantially the form attached hereto as Annex I;

(m)

 Transfer of Shares. Upon consummation of the transactions contemplated hereby, Sellers shall have transferred to Buyer, and Buyer shall own, all (but not less than all) of the outstanding Shares;

(n)

Morcap.  Descap shall have terminated all business and activities related to Morcap and sold all inventory related to Morcap, in each case in a manner satisfactory to Buyer in its sole discretion;

(o)

Fairness Opinion.  The fairness opinion that Buyer received prior to the date hereof from Keefe, Bruyette & Woods, Inc. which stated that, among other things, the transactions contemplated hereunder are fair from the financial point of view of Buyer and its shareholders, shall not have been withdrawn or materially modified;

(p)

Proceedings.  All proceedings to be taken on the part of Sellers in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Buyer, and Buyer shall have received copies of all such documents and other evidences as Buyer may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith; and

(q)

Operating Agreement.  The Operating Agreement shall have been duly executed by Robert Fine and Robert Tirschwell in substantially the form attached hereto as Annex C.

3.2

Conditions to Sellers' Obligations

.  The obligation of each Seller to consummate the transactions contemplated hereby shall be subject to fulfillment, at or before the Closing, of each of the following conditions, any of which may be waived (in whole or in part) in writing by Sellers:

(a)

Representations and Warranties.  Each of the representations and warranties made by Buyer in this Agreement, shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date (except to the extent such representations and warranties refer to a specific date, in which case they shall be true and correct in all material respects on and as of such specific date);

(b)

Covenants.  Buyer shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it at or prior to the Closing Date;

(c)

Buyer's Certificates.  Buyer shall have delivered to Sellers a certificate, dated as of the Closing Date, signed by an officer of Buyer confirming the satisfaction of the conditions contained in paragraphs (a) and (b) of this Section 4.2, substantially in the form and to the effect of Annex H-1 hereto, and a certificate, dated as of the Closing Date and executed by the Secretary of Buyer, substantially in the form and to the effect of Annex H-2 hereto;

(d)

Employment Agreements.  The Employment Agreements between Buyer, Descap and each of Robert Fine, Robert Tirschwell and John T. Macklin shall have been duly executed by Buyer and shall be in full force and effect;

(e)

Regulatory Consents and Approvals.  All consents, approvals or actions of, filings with or notices to any Governmental or Regulatory Authority necessary to permit Buyer and Sellers to perform their obligations under this Agreement and to consummate the transactions contemplated hereby (A) shall have been duly obtained, made or given, (B) shall be in form and substance reasonably satisfactory to Sellers, (C) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (D) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement, shall have occurred;

(f)

Third Party Consents.   All consents (or in lieu thereof waivers) to the performance by Sellers of their obligations hereunder and to the consummation of the transactions contemplated hereby as are required under the Contracts listed in Section 4.2(f) of the Disclosure Schedule (i) shall have been obtained, (ii) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (iii) shall be in full force and effect;

(g)

No Material Adverse Effect.  Except for the execution and delivery of this Agreement and the transactions to take place pursuant hereto on or prior to the Closing Date, since the date hereof there has not been any change, event or development which, individually or together with other such changes, events or developments, has had or could reasonably be expected to have a Material Adverse Effect on Buyer and its subsidiaries taken as a whole;

(h)

Orders and Laws.  There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of the transactions contemplated hereby, and there shall not be pending or threatened on the Closing Date any Action or Proceeding which could reasonably be expected to result in the issuance of any such Order;

(i)

Registration Rights Agreement.  Buyer shall have executed and delivered to Sellers a Registration Rights Agreement in substantially the form attached hereto as Annex I;

(j)

Proceedings.  All proceedings to be taken on the part of Buyer in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers, and Sellers shall have received copies of all such documents and other evidences as Sellers may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith; and

(k)

Operating Agreement.  The Operating Agreement shall have been duly executed by Buyer in substantially the form attached hereto as Annex C.

ARTICLE IV.  COVENANTS

4.1

Confidentiality and Publicity.

(a)

Each party hereto will hold, and will use its best efforts to cause its Affiliates,  and their respective Representatives to hold, in strict confidence from any Person (other than any such Affiliate, unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party’s Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (A) previously known by the party receiving such documents or information, (B) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such receiving party or (C) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided that following the Closing the foregoing restrictions will not apply to Buyer’s use of documents and information concerning Descap furnished by Sellers hereunder.  In the event the transactions contemplated hereby are not consummated, the foregoing restrictions shall continue to apply to the parties until the second anniversary of the date on which discussions between the parties regarding the sale of Descap to First Albany are terminated, and upon the request of the other party, each party will and will cause its Affiliates and their respective Representatives to promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement or the transactions contemplated hereby and destroy or cause to be destroyed all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon prepared by the party furnished such documents and information or its Representatives.

(b)

At all times at or before the Closing, Sellers and Buyer will not issue or make any reports, statements or releases to the public or generally to the clients or other Persons to whom Descap provides services or with whom Descap otherwise has significant business relationships with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld, provided, however that to the extent any client of Descap is also a current or former client of Buyer, Buyer shall be entitled to make statements to such clients in the ordinary course of business.  If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.  Sellers and Buyer will also obtain the other party's prior approval of any press release to be issued immediately following the Closing announcing the consummation of the transactions contemplated by this Agreement.

4.2

Access and Information.

(a)

From the date hereof until the Closing Date, Sellers shall, and shall cause Descap to, permit Buyer, its Affiliates and its and their Representatives to make such investigation of the business, operations and Assets and Properties of Descap as such persons reasonably deem necessary or desirable in connection with the transactions contemplated hereby.  Such investigation shall include, without limitation, access to the respective Representatives of Descap, and Sellers shall, and shall cause Descap to, (i) reasonably assist Buyer, its Affiliates and its and their Representatives in arranging discussions with any such officers, employees, agents and Representatives for such purpose and (ii) furnish Buyer and such other Persons with all such information and data (including without limitation copies of Contracts, Company Plans and other Business Records) concerning the business and operations of Descap as Buyer or any of such other Persons reasonably may request in connection with such investigation.  Such access and investigation shall be made upon reasonable notice and at reasonable places and times.  Such access and information shall not in any way affect or diminish any of the representations or warranties hereunder and shall not create any additional conditions precedent to Closing that are not otherwise set forth in Article IV.

(b)

From the date hereof until the Closing Date, Buyer shall not be entitled to communicate and meet with any of the clients or customers of Descap without the prior consent of Descap, which consent will not be unreasonably withheld, provided, however that to the extent any client of Descap is also a current or former client of Buyer, Buyer shall be entitled to communicate and meet with such clients in the ordinary course of business.  Such access shall be made upon reasonable notice and at reasonable places and times.  Such access and any information shall not in any way affect or diminish any of the representations or warranties hereunder and shall not create any additional conditions precedent to Closing that are not otherwise set forth in Article IV.

(c)

Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business or Condition of Descap in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of Tax Returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any party to this Agreement or (v) in connection with any actual or threatened Action or Proceeding.  Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the ten (10) day period after such offer is made.

(d)

If, in order properly to prepare its Tax Returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business or Condition of Descap not referred to elsewhere in this Section 5.2, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense.  Any information obtained in accordance with this paragraph shall be held confidential in accordance with Section 5.1(b).

(e)

Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance with any provision of this Section shall be subject to applicable rules relating to discovery.

4.3

Further Assurances.

  At any time and from time to time after the Closing, at the reasonable request of Buyer, Sellers shall promptly execute and deliver such documents and instruments, provide such materials and information and take such other action, as Buyer may reasonably request to more effectively vest title to the Shares in Buyer, to put Buyer in actual possession and operating control of Descap and its Assets and Properties and Business Records, to assist Buyer or its Affiliates in exercising all rights with respect thereto and as may be necessary in order to permit Buyer or its Affiliates to operate the business of Descap in substantially the same manner as such business was conducted by Descap as of the date hereof and as of the Closing Date.  Any fees and expenses associated with taking any such actions required under this Section 5.3 shall be paid equally by Buyer, on the one hand, and Sellers, on the other hand.

4.4

Efforts of Parties to Close

.  During the period from the date of this Agreement through the Closing Date, each party hereto shall use its commercially reasonable efforts to proceed diligently and in good faith to satisfy the conditions precedent to the consummation of the transactions contemplated hereby, including the execution and delivery of any documents, certificates, instruments or other papers that are reasonably required for the consummation of the transactions contemplated hereby.  During the period from the date of this Agreement and continuing through the Closing, except as required by applicable Law or with the prior written consent of the other parties to this Agreement, no party to this Agreement shall take any action which, or fail to take any reasonable action the failure of which to be taken, would, or would reasonably be expected to, (a) result in the representations and warranties set forth in this Agreement on the part of the party taking or failing to take such action being or becoming untrue in any material respect; (b) result in any conditions to the Closing set forth in Article IV not being satisfied; (c) result in a material violation of any provision of this Agreement; or (d) adversely affect or materially delay the receipt of any of the requisite consents or approvals.

4.5

Consents and Approvals

.  Each party will as promptly as practicable (i) use commercially reasonable efforts to obtain all consents and approvals of and make all filings with and notices to all Governmental or Regulatory Authorities or any other Person required of Buyer or Sellers to consummate the transactions contemplated hereby, including without limitation those described in Section 2.7 of the Disclosure Schedule and Schedule 3.4, (ii) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as the other parties hereto or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (iii) cooperate with the other parties hereto in connection with the performance of its obligations under this Section 5.5.  Each party will provide prompt notification to the other parties when any such item or action referred to in clause (i) above is obtained, taken, made or given, as applicable, and will advise the other parties hereto of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement.

4.6

Conduct of Business; Certain Restrictions.

(a)

Conduct of Business.  During the period from the date of this Agreement through the Closing Date, the Controlling Shareholders will cause Descap to conduct business only in the ordinary course consistent with past practice.  Without limiting the generality of the foregoing, the Controlling Shareholders will:

(i)

cause Descap to use commercially reasonable efforts to (A) preserve intact the present business organization and reputation of Descap, (B) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the present officers, employees and consultants of Descap, (C) maintain the Assets and Properties of Descap in good working order and condition, ordinary wear and tear excepted, and (D) maintain the good will of clients, suppliers, lenders and other Persons to whom Descap provides services or with whom Descap otherwise has significant business relationships;

(ii)

except to the extent required by applicable Law, (A) cause the Business Records to be maintained in the usual, regular and ordinary manner, (B) not permit any material change in (1) any pricing, investment, accounting (including the Accounting Policies), financial reporting, inventory, credit, allowance or Tax practice or policy of Descap, or (2) any method of calculating any bad debt, contingency or other reserve of Descap for accounting, financial reporting or Tax purposes and (C) not permit any change in the fiscal year of Descap;

(iii)

(A) use, and will cause Descap to use, commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in Section 2.21 of the Disclosure Schedule, (B) to the extent requested by Buyer prior to the Closing Date, use all commercially reasonable efforts to cause such insurance coverage held by any Person (other than Descap) for the benefit of Descap to continue to be provided at the expense of Descap for at least ninety (90) days after the Closing on substantially the same terms and conditions as provided on the date of this Agreement and (C) cause any and all benefits under such Contracts paid or payable (whether before or after the date of this Agreement) with respect to the business, operations, employees or Assets and Properties of Descap to be paid to Descap; and

(iv)

cause Descap to comply, in all material respects, with all Laws and Orders applicable to the business and operations of Descap, and promptly following receipt thereof to give Buyer copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

(b)

Certain Restrictions.   During the period from the date of this Agreement through the Closing Date, the Controlling Shareholders will cause Descap to refrain from taking any of the following actions without the prior consent of Buyer:

(i)

amending its certificate of incorporation or by-laws or taking any action with respect to any such amendment or any recapitalization, reorganization, liquidation or dissolution of Descap;

(ii)

authorizing, issuing, selling or otherwise disposing of any shares of capital stock of or any Option with respect to Descap, or modifying or amending any right of any holder of outstanding shares of capital stock of or Option with respect to Descap;

(iii)

acquiring or disposing of, or incurring any Lien (other than a Permitted Lien) on, any Assets and Properties of Descap, other than in the ordinary course of business consistent with past practice;

(iv)

(A) entering into, amending, modifying, terminating (partially or completely), granting any waiver under or giving any consent with respect to (1) any Contract that would, if in existence on the date of this Agreement, be required to be disclosed in the Disclosure Schedule pursuant to Section 2.10 or (2) any material License or (B) granting any irrevocable powers of attorney;

(v)

violating, breaching or defaulting under, in any material respect, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a material violation or breach of, or default under, any term or provision of any License held or used by Descap or any Contract to which Descap is a party or by which any of its Assets and Properties is bound;

(vi)

 other than overnight inventory financing incurred in the ordinary course of business consistent with past practice, (A) incurring any Indebtedness  (net of any amounts of Indebtedness discharged during such period), or (B) voluntarily purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of Descap under, any Indebtedness of or owing to Descap which exceeds $10,000 on an individual basis or $100,000 on an aggregate basis;

(vii)

engaging with any Person in any merger or other business combination;

(viii)

making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets in an aggregate amount exceeding $100,000;

(ix)

making any change in the lines of business in which it participates or is engaged;

(x)

making any representation or promise, oral or written, to any officer, employee or consultant of Descap concerning any Company Plan, except for statements as to the rights or accrued benefits of any officer, employee or consultant under the terms of any Company Plan;

(xi)

making any increase in the salary, wages or other compensation or any material increase in the fringe benefit of any officer, employee or consultant of Descap;

(xii)

adopting, entering into or becoming bound by any Company Plan, employment-related Contract or collective bargaining agreement, or amending, modifying or terminating (partially or completely) any Company Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law and, in the event compliance with legal requirements presents options, only to the extent that the option which Descap reasonably believes to be the least costly is chosen;

(xiii)

establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Company Plan, employment-related Contract or other employee compensation arrangement or (ii) salary ranges, increase guidelines or similar provisions in respect of any Company Plan, employment-related Contract or other employee compensation arrangement; or

(xiv)

entering into any Contract to do or engage in any of the foregoing.

4.7

Regulatory Compliance

.  From the date hereof through the Closing, Descap shall maintain all of its existing material permits, Licenses, registrations, authorizations, orders and regulatory approvals and the minimum net capital necessary to conduct business and shall comply in all material respects with all applicable Laws and applicable SRO rules and regulations.  Sellers shall provide to Buyer, promptly after the filing thereof, a copy of each report or application filed by Descap with any Governmental or Regulatory Authority or SRO.

4.8

Negotiations

.  From and after the date hereof and until the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 7.1 hereof, Sellers will not take, nor will they permit Descap or any Affiliate of any Seller (or authorize or permit any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of any Seller, Descap, or any such Affiliate) to take, directly or indirectly, any action to solicit, encourage, receive, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to Descap or permitting access to the Assets and Properties and Business Records of Descap) any offer or inquiry from any Person concerning an Acquisition Proposal.  If any Seller, Descap, or any such Affiliate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, Sellers will promptly advise such Person, by written notice, of the terms of this Section 5.8 and will promptly, orally and in writing, advise Buyer of such offer, inquiry or request and deliver a copy of such notice to Buyer.  For purposes of this Section 5.8, "Acquisition Proposal" means any proposal for a purchase of some or all of the Shares or an equity interest in Descap, any merger involving Descap, any sale of substantially all of the Assets and Properties of Descap or similar transaction involving Descap, other than the transactions contemplated by this Agreement.

4.9

Employee Matters.

  At Closing, Buyer shall award restricted FAC Stock to employees of Descap, with the identities of such employees and the amount of each such stock award to be mutually agreed upon by Buyer and Sellers' representative.  Such shares shall vest ratably on each of the first, second and third anniversaries of the Closing Date.

4.10

Affiliate Transactions

.  Except as set forth in Section 5.10 of the Disclosure Schedule, immediately prior to the Closing, all Indebtedness and other amounts owing under Contracts between any Seller, any officer, director or Affiliate (other than Descap) of any Seller, on the one hand, and Descap, on the other, will be paid in full, and Sellers will terminate and will cause any such officer, director or Affiliate to terminate each Contract with Descap.  Prior to the Closing, Descap will not enter into any Contract (other than the Employment Agreements) or amend or modify any existing Contract, and will not engage in any transaction outside the ordinary course of business consistent with past practice or not on an arm's-length basis (other than pursuant to Contracts disclosed pursuant to Section 2.20(a) of the Disclosure Schedule), with any Seller or any such officer, director or Affiliate.

4.11

Interim Financial Statements

.  As promptly as practicable and in any event no later than fifteen (15) Business Days after the end of each month ending after the date hereof and before the Closing Date, Sellers will deliver to Buyer true and complete copies of (i) the unaudited balance sheet, and the related unaudited statements of operations, stockholders' equity and cash flows, of Descap, in each case as of and for the month then ended, which financial statements shall be prepared on a basis consistent with the Audited Financial Statements and (ii) each Focus Report filed by Descap with NASD.

4.12

Notice and Cure.

  Each party hereto will notify the other parties in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide the other parties with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes known to such party, occurring after the date of this Agreement that causes or will cause any covenant or agreement of such party under this Agreement to be materially breached or that renders or will render untrue in any material respect any representation or warranty of such party contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance.  No notice given pursuant to this Section shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit the parties' right to seek indemnity under Article VI.

4.13

NASDAQ Listing.

  Buyer shall make all notifications to and filings with the NASD, if any, which are necessary to permit the FAC Stock and any shares issued under the Earnout Payment to be traded over the NASDAQ Stock Market's National Market, effective not later than the date of issuance of such shares.

4.14

Dissolution of Descap Management Inc.

  The Controlling Shareholders shall cause Descap Management Inc. to be dissolved prior to the Closing.

4.15

Lock-Up.

  Each Seller agrees that, for a period of 12 months following the Closing Date, such Seller shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of FAC Stock issued to such Seller pursuant to Section 1.2 or grant any option or other rights to any person to acquire such shares without the prior written consent of the Company; provided, however, that this Section 5.15 shall not apply to (i) bona fide gifts from such Seller, provided that the recipient thereof agrees in writing with the Company to be bound by the terms of this Section 5.15 with respect to such shares so transferred to such recipient, (ii) dispositions to any trust for the direct or indirect benefit of, or to any entity beneficially owned by, such Seller and/or any member of such Seller's immediate family and/or any partner of such Seller and/or any member of the immediate family of a partner of such Seller, provided that such trust or entity agrees in writing with the Company to be bound by the terms of this Section 5.15 with respect to such shares so transferred to such trust or entity, and provided, further, that any such disposition shall not involve a disposition for value, (iii) dispositions by the estate of a deceased Seller or (iv) transfers by any Seller other than Robert Fine or Robert Tirschwell to another Seller.

ARTICLE V.  INDEMNIFICATION AND CLAIMS

5.1

Survival

.  The representations, warranties, covenants and agreements of Sellers, the Controlling Shareholders and Buyer contained in this Agreement will survive the Closing:

(i) indefinitely with respect to the representations and warranties contained in Sections 2.1, 2.3 (the first sentence only), 2.4, 2.27, 3.2 and 3.8 and the covenants and agreements contained in Sections 5.1, 5.3, and 9.1.

(ii) until the expiration of all applicable statutes of limitation (including all periods of extension, whether automatic or permissive), with respect to matters covered by Section 2.9 and (insofar as they relate to ERISA or the Code) Sections 2.11 and 2.19; or

(iii) until the second anniversary of the Closing Date in the case of each other representation, warranty, covenant and agreement.

Notwithstanding the foregoing, any representation, warranty, covenant or agreement that would otherwise terminate in accordance with clause (ii) or (iii) above will continue to survive if a Claim Notice or Indemnity Notice (as applicable) shall have been timely given in good faith based on facts reasonably expected to establish a valid claim under this Article VI on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in this Article VI.  Nothing in the foregoing sentence shall preclude Buyer or Sellers from bringing an action for fraud involving intentional and wanton conduct involving the entire transaction provided for in this Agreement.  This Section 6.1 shall not limit in any way the survival and enforceability of any covenant or agreement of the parties hereto which by its terms contemplates performance after the Closing Date, which shall survive for the respective periods set forth herein.

5.2

Tax Indemnification.

(a)

The Controlling Shareholders hereby agree to jointly and severally indemnify and hold Buyer harmless from and against any and all Taxes that are imposed upon or assessed against Descap or its Assets or Properties:

(i)

with respect to all tax periods ending on or prior to the Closing Date;

(ii)

with respect to a tax period which includes the Closing Date but does not begin or end on that day (the "Straddle Period"), the Taxes, if any, attributable to that portion of the Straddle Period beginning before and ending after the Closing Date shall be allocated (A) to the Controlling Shareholders for the period up to and including the Closing Date, and (B) to Buyer for the portion of the Straddle Period after the Closing Date.  For purposes of this Section, in the case of any Taxes that are imposed on a periodic basis and are payable for a Tax period that includes (but does not end on) the Closing Date, the portion of such Tax related to the portion of any Straddle Period beginning before and ending on the Closing Date shall, in the case of any Taxes, other than gross receipts, sales or use Taxes and Taxes based upon or related to income, be deemed to be the amount of such Tax for the entire Tax period multiplied by a fraction the numerator of which is the number of days in the Tax period ending on and including the Closing Date and the denominator of which is the number of days in the entire Tax period, and (ii) in the case of any Tax based upon or related to income and any gross receipts, sales or use Tax, be deemed equal to the amount which would be payable if the relevant Tax period ended on and included the Closing Date. Any allocation of income or deductions required to determine any Taxes attributable to any period beginning before and ending after the Closing Date shall be made by means of a closing of the books and records of the Seller as of the close of business on the Closing Date; provided, that exemptions, allowances or deductions that are calculated on an annual basis (including, but not limited to, depreciation and amortization deductions) shall be allocated between the period ending on the Closing Date and the period after the Closing Date in proportion to the number of days in each such period.

Notwithstanding the foregoing, the Controlling Shareholders shall be liable pursuant to this Section 6.2(a) only to the extent that such Taxes are in excess of the amounts, if any, specifically reserved for such Taxes on the balance sheet set forth in the Audited Financial Statements.

(b)

Sellers and Buyer agree to treat any indemnity payment made pursuant to this Article VI as an adjustment to the Closing Purchase Price for federal, state, local and foreign income Tax purposes.

(c)

If any claim or demand for Taxes in respect of which indemnity may be sought pursuant to this Section 6.2 is asserted in writing against Buyer, Buyer shall notify Sellers of such claim or demand promptly upon the receipt thereof and shall give Sellers such information with respect thereto as Sellers may reasonably request.  The failure of Buyer to notify Sellers promptly shall not relieve Sellers of their obligations under this Agreement except to the extent such failure materially prejudices the Controlling Shareholders' ability to defend the claim or otherwise increases the Controlling Shareholders' liability in respect of the Taxes which are the subject of the claim.  The Controlling Shareholders may discharge, at any time, their indemnification obligation under this Section 6.2 by paying to Buyer the amount payable pursuant to this Section 6.2, calculated on the date of such payment.  If the Controlling Shareholders so notify Buyer in a timely manner, the Controlling Shareholders may, at their own expense, participate in and, upon notice to Buyer, assume and control the defense of any such Action or Proceeding (including any Tax audit), but in such case only so long as the Controlling Shareholders conduct the defense of such Action or Proceeding in good faith and diligently.  If the Controlling Shareholders assume and control such defense, (i) Buyer shall have the right (but not the duty) to observe the defense thereof and to employ counsel (at Buyer's expense) separate from the counsel employed by the Controlling Shareholders; (ii) Buyer shall have the right to approve any settlement the Controlling Shareholders propose with any Taxing Authority, which approval shall not be unreasonably withheld; and (iii) if the Controlling Shareholders choose not to settle with a Taxing Authority and, instead propose to litigate a proposed assessment of additional taxes, the Controlling Shareholders must (x) first pay Buyer the proposed assessment of additional Taxes, and (y) on behalf of Descap and Sellers, sue for a refund of such taxes. If the Controlling Shareholders are denied the refund as a result of a decision in a court of first instance after pursuing such litigation, the Controlling Shareholders may only appeal such decision with Buyer's approval. Provided that the Controlling Shareholders comply with Section 6.2, the Controlling Shareholders shall not be liable for any expenses incurred thereafter by Buyer in connection with the defense of any such Action or Proceeding. Buyer shall execute any power of attorney or other document necessary to permit the Controlling Shareholders to control or to settle or to otherwise resolve any such Action or Proceeding.

5.3

Other Indemnification

.

(a)

Subject to paragraph (c) of this Section and the other Sections of this Article VI, the Controlling Shareholders shall indemnify the Buyer Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to (i) any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Sellers contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein), (ii) Morcap including but not limited to Descap's business and activities with Morcap and any inventory of Descap relating to Morcap (the "Morcap Indemnification") and (iii) any actions or failures to act of Michael Cammarota or any of his former, current or future Affiliates, whether such actions or failures occurred prior to or after the Closing (the “Cammarota Indemnification”).

(b)

Subject to the other Sections of this Article VI, Buyer shall indemnify the Seller Indemnified Parties in respect of, and hold each of them harmless from and against, any and all Losses suffered, incurred or sustained by any of them or to which any of them becomes subject, resulting from, arising out of or relating to any breach of representation or warranty or nonfulfillment of or failure to perform any covenant or agreement on the part of Buyer contained in this Agreement (determined in all cases as if the terms "material" or "materially" were not included therein).

(c)

No amounts of indemnity shall be payable in the case of a claim by a Buyer Indemnified Party under Section 6.3(a) (i) unless and until the Buyer Indemnified Parties have suffered, incurred, sustained or become subject to Losses referred to in such Section in excess of $250,000 in the aggregate, in which event the Buyer Indemnified Parties shall be entitled to claim indemnity for the full amount of such Losses; and (ii) unless upon payment thereof the Buyer Indemnified Parties have received payments from the Controlling Shareholders in respect of claims made under such Section in an aggregate amount equal to or less than the Controlling Shareholder Cap (defined below); provided that this paragraph (c) shall not apply to (w) a breach of a representation or warranty contained in Section 2.27, (x) a breach of a covenant contained in Sections 5.1, or 9.1, (y) the Morcap Indemnification or (z) the Cammarota Indemnification.  For purposes of this Article VI:

"Controlling Shareholder Cap" shall mean an amount equal to:

(i) the Cash Payment, as adjusted pursuant to Article I, less Actual Stockholders’ Equity;

(ii) the FAC Stock Payment valued as follows: for any indemnity payments that the Controlling Shareholders are required to make pursuant to this Article VI after the Closing and prior to the first anniversary of the Closing Date, each share of FAC Stock comprising the FAC Stock Payment shall be valued at the closing price of FAC Stock on the date the Controlling Shareholders are obligated to make such indemnification payment under this Article VI; and for any indemnity payments that the Controlling Shareholders are required to make pursuant to this Article VI after the first anniversary of the Closing Date, each share of FAC Stock comprising the FAC Stock Payment shall be valued at the closing price of FAC Stock on the first anniversary of the Closing Date;

(iii) all Earnout Payments made pursuant to Section 1.5 paid in cash; and

(iv) all Earnout Payments made pursuant to Section 1.5 paid in shares of FAC Stock, with each such share valued at the closing price of FAC Stock on the date such share was issued;

provided, that if the Controlling Shareholders are required to make any indemnification payments pursuant to Article VI and such payments in the aggregate exceed the Cash Payment (as adjusted pursuant to Article I and less Actual Stockholders’ Equity), then the Controlling Shareholders shall be entitled to pay such excess by transferring back to First Albany the number of shares of FAC Stock (whether received as the FAC Stock Payment or as payment for an Earnout Payment) equal to the amount of such excess divided by the per share value for such shares set forth in clauses (ii) and/or (iv) above, as applicable.

(d)

After the Closing, to the extent permitted by Law and except in the case of fraud, the indemnities set forth in this Article VI shall be the sole and exclusive remedies of Buyer and Sellers and their respective officers, directors, employees, agents and Affiliates for any matter contained or referred to in Sections 6.2,  6.3(a) or 6.3(b), and the parties shall not be entitled to a rescission of this Agreement or to any further damage, indemnification or other rights or claims of any nature whatsoever in respect thereof, all of which the parties hereto hereby waive, except with respect to claims related to Section 5.1 in which case each of such Persons shall have and retain all other rights and remedies existing in its favor at law or equity, including, without limitation, any actions for specific performance and/or injunctive or other equitable relief.

5.4

Method of Asserting Claims

.  All claims for indemnification by any Indemnified Party under Section 6.3 will be asserted and resolved as follows:

(a)

In the event any claim or demand in respect of which an Indemnified Party might seek indemnity under Section 6.3 is asserted against or sought to be collected from such Indemnified Party by a Person other than a Seller, an Affiliate of a Seller, Buyer or any Affiliate of Buyer (a "Third Party Claim"), the Indemnified Party shall deliver a Claim Notice with reasonable promptness to the Indemnifying Party, but in no event later than thirty (30) Business Days after becoming aware of such Third Party Claim.  If the Indemnified Party fails to provide the Claim Notice within such period after the Indemnified Party receives notice of such Third Party Claim, the Indemnifying Party will not be obligated to indemnify the Indemnified Party with respect to such Third Party Claim to the extent that the Indemnifying Party's ability to defend has been irreparably prejudiced by such failure of the Indemnified Party.  The Indemnifying Party will notify the Indemnified Party as soon as practicable within the Indemnification Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party under Section 6.3 and whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against such Third Party Claim.

(i)

If the Indemnifying Party notifies the Indemnified Party within the Indemnification Dispute Period that the Indemnifying Party desires to defend the Indemnified Party with respect to the Third Party Claim pursuant to this Section 6.4(a), then the Indemnifying Party will have the right to defend, with counsel reasonably satisfactory to the Indemnified Party, at the sole cost and expense of the Indemnifying Party, such Third Party Claim by all appropriate proceedings, which proceedings will be vigorously and diligently prosecuted by the Indemnifying Party to a final conclusion or will be settled at the discretion of the Indemnifying Party (but only with the consent of the Indemnified Party, which consent will not be unreasonably withheld, in the case of any settlement that provides for any relief other than the payment of monetary damages as to which the Indemnified Party will be indemnified in full).  The Indemnifying Party will be deemed to have waived its right to dispute its liability to the Indemnified Party under Section 6.3 with respect to any Third Party Claim as to which it elects to control the defense.  The Indemnifying Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that the Indemnified Party may, at the sole cost and expense of the Indemnified Party, at any time prior to the Indemnifying Party's delivery of the notice referred to in the first sentence of this clause (i), file any motion, answer or other pleadings or take any other action that the Indemnified Party reasonably believes to be necessary or appropriate to protect its interests; and provided further, that if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnifying Party in contesting any Third Party Claim that the Indemnifying Party elects to contest.  The Indemnified Party may retain separate counsel to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this clause (i), and the Indemnified Party will bear its own costs and expenses with respect to such separate counsel, except as provided in the preceding sentence and except that the Indemnifying Party will pay the costs and expenses of such separate counsel if (x) in the Indemnified Party's good faith judgment, it is advisable, based on advice of counsel, for the Indemnified Party to be represented by separate counsel because a conflict or potential conflict exists between the Indemnifying Party and the Indemnified Party or (y) the named parties to such Third Party Claim include both the Indemnifying Party and the Indemnified Party and the Indemnified Party determines in good faith, based on advice of counsel, that defenses are available to it that are unavailable to the Indemnifying Party.  Notwithstanding the foregoing, the Indemnified Party may retain or take over the control of the defense or settlement of any Third Party Claim the defense of which the Indemnifying Party has elected to control if the Indemnified Party irrevocably waives its right to indemnity under Section 6.3 with respect to such Third Party Claim.

(ii)

If the Indemnifying Party fails to notify the Indemnified Party within the Indemnification Dispute Period that the Indemnifying Party desires to defend the Third Party Claim pursuant to Section 6.4(a), or if the Indemnifying Party gives such notice but fails to prosecute vigorously and diligently or settle the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnifying Party, the Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted by the Indemnified Party in good faith or will be settled at the discretion of the Indemnified Party (with the consent of the Indemnifying Party, which consent will not be unreasonably withheld).  The Indemnified Party will have full control of such defense and proceedings, including (except as provided in the immediately preceding sentence) any settlement thereof; provided, however, that if requested by the Indemnified Party, the Indemnifying Party will, at the sole cost and expense of the Indemnifying Party, provide reasonable cooperation to the Indemnified Party and its counsel in contesting any Third Party Claim which the Indemnified Party is contesting.  Notwithstanding the foregoing provisions of this clause (ii), if the Indemnifying Party has notified the Indemnified Party within the Indemnification Dispute Period that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party in the manner provided in clause (iii) below, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this clause (ii) or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation.  The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this clause (ii), and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

(iii)

If the Indemnifying Party notifies the Indemnified Party that it does not dispute its liability to the Indemnified Party with respect to the Third Party Claim under Section 6.3 or fails to notify the Indemnified Party within the Indemnification Dispute Period whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to such Third Party Claim, the Loss arising from such Third Party Claim will be conclusively deemed a liability of the Indemnifying Party under Section 6.3 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof.  If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Indemnification Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 6.4.

(b)

In the event any Indemnified Party should have a claim under Section 6.3 against any Indemnifying Party that does not involve a Third Party Claim, the Indemnified Party shall deliver an Indemnity Notice with reasonable promptness to the Indemnifying Party.  The failure by any Indemnified Party to give the Indemnity Notice shall not impair such party's rights hereunder except to the extent that an Indemnifying Party demonstrates that it has been irreparably prejudiced thereby.  If the Indemnifying Party notifies the Indemnified Party that it does not dispute the claim described in such Indemnity Notice or fails to notify the Indemnified Party within the Indemnification Dispute Period whether the Indemnifying Party disputes the claim described in such Indemnity Notice, the Loss arising from the claim specified in such Indemnity Notice will be conclusively deemed a liability of the Indemnifying Party under Section 6.3 and the Indemnifying Party shall pay the amount of such Loss to the Indemnified Party on demand following the final determination thereof.  If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within the Indemnification Resolution Period, such dispute shall be resolved by arbitration in accordance with paragraph (c) of this Section 6.4.

Any dispute submitted to arbitration pursuant to this Section 6.4 shall be finally and conclusively determined by the decision of a board of arbitration (hereinafter sometimes called the "Board of Arbitration") in accordance with the provisions of the NASD Code of Arbitration Procedures.  The Board of Arbitration shall meet in New York, New York and shall reach and render a decision in writing with respect to the amount, if any, which the Indemnifying Party is required to pay to the Indemnified Party in respect of a claim filed by the Indemnified Party.  The Board of Arbitration shall cause its written decision to be delivered to the Indemnified Party and the Indemnifying Party.  Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnified Party and the Indemnifying Party and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

ARTICLE VI.  TERMINATION

6.1

Termination.

  This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

(a)  at any time before the Closing, by mutual written agreement of Sellers and Buyer;

(b)  at any time before the Closing, by Sellers or Buyer, in the event (i) of a material breach hereof by the non-terminating party if such non-terminating party fails to cure such breach within ten (10) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party; or

(c)  at any time after August 16, 2004 by Sellers or Buyer upon notification of the non-terminating party by the terminating party if the Closing shall not have occurred on or before such date and such failure to consummate is not caused by a breach of this Agreement by the terminating party.

6.2

Effect of Termination.

  If this Agreement is validly terminated pursuant to Section 7.1, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers or Buyer (or any of their respective Affiliates or Representatives), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 9.1 and confidentiality in Section 5.1 will continue to apply following any such termination.  Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 7.1(b) or (c), Sellers will remain liable to Buyer for any willful breach of this Agreement by Seller existing at the time of such termination, and Buyer will remain liable to Seller for any willful breach of this Agreement by Buyer existing at the time of such termination, and Sellers or Buyer may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

ARTICLE VII.  DEFINITIONS AND RULES OF CONSTRUCTION

7.1

Definitions

.  In addition to other terms defined elsewhere in this Agreement and unless the context shall expressly or by necessary implication indicate to the contrary, as used in this Agreement, the following terms shall have the following meanings:

"Acquisition Proposal" shall have the meaning ascribed to it in Section 5.8.

"Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

"Actual Closing Balance Sheet" shall have the meaning ascribed to it in Section 1.4(b).

"Actual Stockholders' Equity" shall have the meaning ascribed to it in Section 1.4(b).

"Adjustment Amount Due" shall have the meaning ascribed to it in Section 1.4(b).

"Adjustment Schedule" shall have the meaning ascribed to it in Section 1.4(b).

"Affiliate" means, with respect to a Person, any other Person directly or indirectly (through one or more intermediaries) controlling, controlled by or under common control with the Person specified.  For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

"Agreement" means this Stock Purchase Agreement among Sellers and Buyer, the Disclosure Schedules and the Annexes and Schedules hereto.

"Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

"Audited Financial Statement Date" means September 30, 2003.

"Audited Financial Statements" means the Financial Statements for Descap's fiscal year ended September 30, 2003 delivered to Buyer pursuant to Section 2.13.

"Balance Sheet Dispute Period" shall have the meaning ascribed to it in Section 1.4(d).

"Balance Sheet Independent Accountant" shall have the meaning ascribed to it in Section 1.4(d).

"Balance Sheet Independent Accountant Determination" shall have the meaning ascribed to it in Section 1.4(d).

"Balance Sheet Resolution Period" shall have the meaning ascribed to it in Section 1.4(d).

"Business Day" means a day other than a Saturday, Sunday or other day on which banks in the State of New York are not required or authorized to close.

"Business or Condition of Descap" means the business, financial condition, results of operations, and Assets and Properties of Descap taken as a whole.

"Business Records" means all files, documents, instruments, papers, books and records relating to the Business or Condition of Descap, including, without limitation, financial statements, Tax Returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, mailing lists, data and client records generated and used in the ordinary course of business, computer files and programs, retrieval programs, and operating data and plans, and including those such records held by any Seller.

"Buyer" shall have the meaning ascribed to it in the Preamble.

"Buyer SEC Reports" means the annual report filed by Buyer with the SEC on form 10-K for the year ended December 31, 2002 and all quarterly reports filed by Buyer after such date with the SEC on form 10-Q, including all exhibits thereto.

"Buyer Financial Statements" shall have the meaning ascribed to it in Section 3.5.

"Buyer Indemnified Parties" means Buyer and its officers, directors, employees, agents and Affiliates.

"Call Right" shall have the meaning ascribed to it in Section 1.6(b).

"Called Shares" shall have the meaning ascribed to it in Section 1.6(b).

“Cammarota Indemnification” shall have the meaning ascribed to it in Section 6.3(a)(iii).

"Cash Payment" shall have the meaning ascribed to it in Section 1.2(a).

"Claim Notice" means written notification pursuant to Section 6.4(a) of a Third Party Claim as to which indemnity under Section 6.3 is sought by an Indemnified Party, enclosing a copy of all papers served, if any, and specifying the nature of and basis for such Third Party Claim and for the Indemnified Party's claim against the Indemnifying Party under Section 6.3, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such Third Party Claim.

"Closing" means the events and transactions to take place on the Closing Date pursuant to this Agreement.

"Closing Date" means the last Business Day of the month in which the conditions set forth in Article IV have been satisfied or waived, or on such other date as may be mutually agreed in writing by Buyer and Sellers.

"Closing Purchase Price" shall have the meaning ascribed to it in Section 1.2.

"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

"Company Plans" shall have the meaning ascribed to it in Section 2.11(a).

"Contribution" shall have the meaning ascribed to it in the Preamble.

"Controlling Shareholders" means Robert Fine, Robert Tirschwell and John T. Macklin.

"Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract or commitment, oral or written.

"Delivering Party" shall have the meaning ascribed to it in Section 1.5(b)(i).

"Descap" shall have the meaning ascribed to it in the Preamble.

"Disclosure Schedules" means the record delivered to Buyer by Sellers herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers or the Controlling Shareholders pursuant to this Agreement.

"Earnout Dispute Period" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Earnout Independent Accountant" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Earnout Independent Accountant Determination" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Earnout Payment" shall have the meaning ascribed to it in Section 1.5(a).

"Earnout Payment Date" shall have the meaning ascribed to it in Section 1.5(c)(ii).

"Earnout Period" shall have the meaning ascribed to it in Section 1.5(a).

"Earnout Resolution Period" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Employment Agreements" shall mean the employment agreements to be entered into prior to or on the Closing Date and effective as of the Closing Date, between Descap and each of Robert Fine, Robert Tirschwell and John T. Macklin, and any other key employees of Descap identified by Buyer, in each case in the form attached hereto as Annex F.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, including the rules and regulations promulgated thereunder.

"ERISA Plan" shall have the meaning set forth in section 3(3) of ERISA with respect to Employee Benefits Plans which are subject to ERISA.

"Estimated Closing Balance Sheet" shall have the meaning ascribed to it in Section 1.4(a).

"Estimated Stockholders' Equity" shall have the meaning ascribed to it in Section 1.4(a).

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

"FAC Stock" means the common stock of First Albany Companies Inc., par value $.01 per share.

"FAC Stock Book Value Independent Accountant" shall have the meaning ascribed to it in Section 1.6(c).

"FAC Stock Book Value Resolution Period" shall have the meaning ascribed to it in Section 1.6(c).

"FAC Stock Closing Date Book Value" means the tangible book value of Buyer as of the close of business on the last day of the month prior to the Closing Date calculated in accordance with GAAP applied on a consistent basis with Buyer's Financial Statements dated as of and for the year ended December 31, 2002 divided by the total number of shares of capital stock of Buyer outstanding on such month end date (including the shares of FAC Stock issued to Sellers at the Closing as the FAC Stock Payment).

"FAC Stock Payment" shall have the meaning ascribed to it in Section 1.2(a).

"Final Adjustment Amount Due" shall have the meaning ascribed to it in Section 1.4(f).

"Final Earnout Payment" shall have the meaning ascribed to it in Section 1.5(c)(ii).

"Financial Statements" means the consolidated financial statements of Descap delivered to Buyer pursuant to Section 2.13.

"GAAP" means generally accepted accounting principles in the United States, consistently applied throughout the specified period and in the immediately prior comparable period.

"Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

"Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

"Indemnification Dispute Period" means the period ending ninety (90) days following receipt by an Indemnifying Party of either a Claim Notice or an Indemnity Notice.

"Indemnification Resolution Period" means the period ending thirty (30) days following receipt by an Indemnified Party of a written notice from an Indemnifying Party stating that it disputes all or any portion of a claim set forth in a Claim Notice or an Indemnity Notice.

"Indemnity Notice" means written notification pursuant to Section 6.4(b) of a claim for indemnity under Article VI by an Indemnified Party, specifying the nature of and basis for such claim, together with the amount or, if not then reasonably determinable, the estimated amount, determined in good faith, of the Loss arising from such claim.

"Intellectual Property" means each of the following items together with all rights, privileges, claims, causes of action and options relating or pertaining thereto:

(i)

all patents and patent rights, trademarks and trademark rights, trade names and trade names rights, service marks and service mark rights, service names and service name rights, inventions, service processes, trade dress, business and product names, brand names, logos, slogans, inventions, processes, designs, formulae, methodologies, technical information, and all pending applications for and registrations of patents, trademarks and service marks;

(ii)

all copyrights and all applications, registrations and renewals in connection therewith, and all copyright rights;

(iii)

all trade secrets, know-how and confidential or proprietary information, tangible or intangible, oral or written, regardless of media or embodiment (including ideas, formulae, compositions, data, customer and supplier lists, and business and marketing plans and proposals);

(iv)

all computer software including the source code with respect thereto and related documentation; and

(v)

all copies and tangible embodiments of any of the foregoing (in whatever form or medium).

"Interest Rate" means the "prime rate" as reported from time to time in the Wall Street Journal.

"Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Descap and issued by any Person other than Descap (other than trade receivables generated in the ordinary course of business of Descap).

"Law" means any law, statute, rule, regulation, ordinance or other pronouncement having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

"Liability" means any Indebtedness, obligation or other liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due).

"Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

"Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

"Losses" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

"Material Adverse Effect" means, with respect to any Person, a material adverse effect on the financial condition, business, liabilities, properties, assets or results of operations of such Person and its subsidiaries, taken as a whole, except to the extent resulting from (i) any changes in general economic conditions in the United States or elsewhere or globally, (ii) any changes in general economic conditions in industries in which the Person operates which changes do not affect Buyer or Descap, as the case may be, disproportionately relative to other entities operating in such industries, or (iii) a change in the market price of the common stock of such Person.

"Minimum Stockholders' Equity" shall have the meaning ascribed to it in Section 1.4(a).

"Morcap Indemnification" shall have the meaning ascribed to it in Section 6.3(a)(ii).

"NASD" means the National Association of Securities Dealers, Inc.

"Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract or promise that gives the right to (i) purchase or otherwise receive or be issued any shares of capital stock of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock of such Person or (ii) receive or exercise any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock of such Person, including any rights to participate in the equity or income of such Person or to participate in or direct the election of any directors or officers of such Person or the manner in which any shares of capital stock of such Person are voted.

"Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

"Permitted Lien" means (i) any Lien for Taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the business of Descap.

"Person" means any individual, corporation, company, limited liability company, general partnership, limited partnership, proprietorship, joint venture, association, joint-stock company, trust, union, unincorporated organization, Governmental or Regulatory Authority or other entity or organization.

"Pre-Tax Net Income" shall have the meaning ascribed to it in Section 1.5(a).

"Pre-Tax Net Income Schedule" shall have the meaning ascribed to it in Section 1.5(b)(i).

"Pro Rata Share" shall have the meaning ascribed to it in Section 1.5(a).

"Put-Call Period" means the period from the Closing Date until the date on which the Final Earnout Payment is required to be made.

"Put Right" shall have the meaning ascribed to it in Section 1.6(a).

"Put Shares" shall have the meaning ascribed to it in Section 1.6(a).

"Receiving Party" shall have the meaning ascribed to it in Section 1.5(b)(i).

"Receiving Party's Earnout Approval Notice" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Receiving Party's Earnout Dispute Notice" shall have the meaning ascribed to it in Section 1.5(b)(ii).

"Registered Personnel" shall have the meaning ascribed to it in Section 2.22(d).

"Representative" means, as to any Person, its officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives.

"Repurchase" shall have the meaning ascribed to it in the Preamble.

"Repurchase Shares" shall have the meaning ascribed to it in the Preamble.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Seller and Sellers" shall have the meaning ascribed to it in the Preamble.

"Seller Indemnified Parties" means Sellers and their agents, heirs and Affiliates.

"Sellers' Accounts" means the bank account for each Seller set forth on Annex J hereto, as changed or updated from time to time, into which Buyer shall transfer any cash amounts required to be paid to Sellers pursuant to this Agreement.  Sellers shall promptly notify Buyer in writing of any changes or updates to such bank account information.

"Sellers' Balance Sheet Approval Notice" shall have the meaning ascribed to it in Section 1.4(d).

"Sellers' Balance Sheet Dispute Notice" shall have the meaning ascribed to it in Section 1.4(d).

"Sellers' FAC Stock Book Value Dispute Notice" shall have the meaning ascribed to it in Section 1.6(c).

"Shares" shall have the meaning ascribed to it in the Preamble.

"SRO" means self-regulatory organization as that term is defined in Section 3(a)(26) of the Exchange Act.

"Straddle Period"  shall have the meaning ascribed to it in Section 6.2(a).

"Tax Return" shall mean any report, return, information return, filing or other information, including any schedules, exhibits or attachments thereto, and any amendments to any of the foregoing required to be filed or maintained in connection with the calculation, determination, assessment or collection of any Taxes (including estimated Taxes).

"Taxes" means any tax of any kind, including all federal, state, local and foreign taxes, including, without limitation, income, gross income, gross receipts, unincorporated business, production, excise, employment, sales, use, transfer, ad valorem, profits, license, capital stock, franchise, severance, stamp, withholding, Social Security, employment, unemployment, disability, worker's compensation, payroll, utility, windfall profit, custom duties, personal property, real property, registration, alternative or add-on minimum, estimated and other taxes, governmental fees or like charges of any kind whatsoever, including any interest, penalties or additions thereto, imposed by any Governmental or Regulatory Authority ("Taxing Authority") whether disputed or not; and "Tax" shall mean any one of them.

"Taxing Authority" shall have the meaning ascribed to it in the definition of Taxes.

"Third Party Claim" shall have the meaning set forth in Section 6.4(a).

"Unaudited Financial Statement Date" means December 31, 2003.

"Unaudited Financial Statements" means the Financial Statements for Descap's fiscal quarter ended December 31, 2003 delivered to Buyer pursuant to Section 2.13.

7.2

Rules of Construction

.  The captions or headings in this Agreement are for convenience of reference only and in no way define, limit or describe the scope or intent of any provisions or sections of this Agreement. All accounting terms not specifically defined in this Agreement shall have the meanings given to them under GAAP.  When a reference is made in this Agreement to Articles, Sections, Annexes or Schedules, such reference shall be to an Article or Section of or Annex or Schedule to this Agreement unless otherwise indicated.  Any reference to the masculine, feminine or neuter gender, respectively, shall include, as the context otherwise requires, the other genders.  Any reference to the singular shall be equally applicable to the plural (and vice versa).  Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."  Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified.  The phrases "the date of this Agreement," "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth in the first paragraph of this Agreement.

ARTICLE VIII.  MISCELLANEOUS

8.1

Payment of Expenses.

  Except as otherwise provided in this Agreement, Buyer shall pay its own expenses and Descap shall pay Sellers expenses, incident to preparing for, entering into and carrying out this Agreement, including all attorneys' and accountants' fees; provided, however, that Descap on the one hand, and Sellers (pro rata) on the other hand, shall split equally any applicable transfer taxes associated with the transactions contemplated by this Agreement.  Sellers shall be entitled to cause Descap to pay a portion or all of their expenses provided that to the extent Descap agrees to pay any such expenses on behalf of any Seller, such expenses shall be reflected in the Actual Closing Balance Sheet for purposes of Section 1.4(b).

8.2

Business Days.

  If any date for payment or notice under this Agreement falls on a Saturday, Sunday or bank holiday, then the referenced date shall move to the first Business Day following such date, provided that the calculation of Business Days are never to include Saturdays, Sundays or bank holidays and the calculation of days (without reference to Business Days) shall include Saturdays, Sundays and bank holidays.

8.3

Modifications.

  The parties may, by written agreement executed by Buyer and Sellers holding (or who held) at least two-thirds of the Shares outstanding immediately prior to the Closing, make any modification or amendment of this Agreement, provided that if any such amendment or modification disproportionately affects any Seller in a manner adverse to such Seller it shall not be effective in respect of such Seller unless executed by such Seller

8.4

No Waiver.

  Any delay in enforcing a party's rights under this Agreement or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

8.5

Assignment.

  No party hereto shall assign this Agreement or rights or obligations hereunder without the prior written consent of the other parties hereto and any such attempted assignment without such prior written consent shall be void and of no force and effect.  Notwithstanding the foregoing and without the consent of Sellers, the Buyer may assign all or any part of this Agreement and all or any part of its rights and obligations hereunder to an Affiliate of Buyer; provided, that no such assignment shall relieve Buyer of any of its obligations under this Agreement.  In the event of any such assignment by the Buyer to an Affiliate of Buyer, the Sellers (at Buyer's expense) shall execute and deliver any documents reasonably requested by Buyer or the assignee(s) in connection therewith.  This Agreement shall be binding upon and, to the extent permitted in this Agreement, shall inure to the benefit of, the parties to this Agreement and their respective successors and assigns.

8.6

No Third Party Beneficiary.

  The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties hereto to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article VI.

8.7

Entire Agreement.

  This Agreement contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior discussions and agreements with respect to the subject matter hereof, whether written or oral, including the non-disclosure agreement dated April 14, 2003, among Descap and Buyer.

8.8

Invalid Provisions.

  If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom.

8.9

No Strict Construction.

  This Agreement has been prepared jointly and shall not be strictly construed against either party.

8.10

Ambiguities.

  Ambiguities, if any, in this Agreement shall not be construed against any party, irrespective of which party may be deemed to have authored the ambiguous provision.

8.11

Notices.

  Any notice, request, instruction or other document to be given under this Agreement by a party shall be in writing and delivered personally, transmitted by facsimile transmission or sent by an internationally recognized overnight courier, addressed as follows:

If to Sellers:

c/o Descap Securities, Inc.
444 Madison Ave., 4th Floor
New York, NY 10022
Attention:  Robert M. Fine
Facsimile:  (212) 832-1491

with a copy to:

Olshan Grundman Frome Rosenzweig and Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attention: Victor M. Rosenzweig, Esq.
Facsimile:  (212) 451-2222

If to Buyer:

First Albany Companies Inc.
30 S. Pearl Street
Albany, NY  12207
Attention:  Chief Financial Officer
 and General Counsel
Facsimile:  (518) 447-8068

with a copy to:

Milbank Tweed Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, NY 10005

Attention:  Howard S. Kelberg, Esq.

Facsimile:  (212) 822-5530

or to such other persons or addresses as may be designated in writing by the party to receive such notice.  All such notices, requests, instructions or documents will be deemed given upon receipt.  If mailed as described in this Section 9.11 the day of mailing shall be the date of delivery.

8.12

Sellers' Representative

.  Sellers shall appoint a representative who shall act on behalf of Sellers for purposes of this Agreement.  All notices and communications between Buyer and Sellers shall be given to and made through Sellers' representative.  Each of the Sellers hereby appoints Robert Fine as the initial Sellers' representative, attorney-in-fact and agent, to act on behalf of such Seller in connection with this Agreement.  Sellers holding (or who held) at least two-thirds of the Shares outstanding as of the Closing may replace such representative at any time in their sole discretion and shall promptly notify Buyer of any such replacement (including such representative's identity and contact information).

8.13

Governing Law.

  This Agreement will be deemed to be a contract made under the Laws of the State of New York, and for all purposes will be governed by and interpreted in accordance with the Laws of the State of New York, without giving effect to the principles of conflict of Laws thereof.

8.14

Counterparts.

  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.  A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more of the parties, and an executed copy of this Agreement may be delivered by one or more of the parties by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes as of the date first written above.  At the request of any party, all parties hereto agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

[Signature Page Follows]

NY1:#3361848

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date and year first above written.

BUYER:

FIRST ALBANY COMPANIES INC.

By:/S/Alan Goldberg

Name:   ALAN GOLDBERG

Title:     PRESIDENT AND CEO

SELLERS:

/S/Robert M. Fine

Name:  ROBERT M. FINE

/S/Robert Tirschwell

Name:  ROBERT TIRSCHWELL

/S/John Macklin

Name:  JOHN MACKLIN

/S/Helene Antinucci

Name:  HELENE ANTINUCCI

/S/Jeffrey Axelrod

Name:  JEFFREY AXELROD

/S/Ellen Krantz Axelrod

Name:  ELLEN KRANTZ

/S/Richard Birnbaum

Name:  RICHARD BIRNBAUM

NY1:#3361848

/S/Mitchell Cooper

Name:  MITCHELL COOPER

/S/Stephen Corwen

Name:  STEPHEN CORWEN

/S/Michael LaRocco

Name:  MICHAEL LAROCCO

/S/James E. Mangines

Name:  JAMES E. MANGINES

/S/Patrick Regan

Name:  PATRICK REGAN

/S/David A. Rosen

Name:  DAVID A. ROSEN

NY1:#3361848